UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Hub International Limited

(Name of Registrant as Specified In Its Charter)

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55 E. Jackson Boulevard, Chicago, IL 60604
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
May 11, 2005
     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders (the “Meeting”) of Hub International Limited (the “Corporation”), will be held on Wednesday, May 11, 2005 at 10:00 a.m., Central time, at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605 for the following purposes:

1.	to receive the financial statements of the Corporation for the fiscal year ended December 31, 2004 together with the independent auditors’ report thereon;

2.	to elect directors for the ensuing year;

3.	to appoint PricewaterhouseCoopers LLP as the Corporation’s independent auditors and to authorize the Audit Committee of the Board of Directors to fix the compensation to be paid to the auditors;

4.	to approve and adopt the Hub International Limited 2005 Equity Incentive Plan; and

5.	to transact such other business as may properly come before the Meeting and any adjournment thereof.
     The text of the special resolution approving item 4 above is contained in Appendix A to the accompanying Proxy Circular and Statement.
     You are invited to vote your common shares in any one of the following ways:

1.	VOTE BY MAIL OR FAX	Complete, sign and return the accompanying proxy in the enclosed postage-paid envelope or by facsimile at 1-416-368-2502;
2.	VOTE BY PHONE	Call 1-866-271-1207. Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call; or
3.	VOTE BY INTERNET	Go to http://www.eproxyvoting.com/hub. Use the Internet to vote your proxy. Have your proxy in hand when you access the website.
     Your proxy must be received no later than 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 10:00 a.m. Central time on May 10, 2005) or any adjournment thereof. You can view the Annual Report and Proxy Circular and Statement on our website at www.hubinternational.com.
     Regardless of the number of common shares you own, your vote is important! Thank you for your continued interest in our company.

By Order of the Board of Directors,

W. Kirk James
Vice President, Secretary and Chief Corporate Development Officer

Dated: March 30, 2005

PROXY CIRCULAR AND STATEMENT
Unless the context requires otherwise, the “Corporation,” “Hub”, “we,” “our,” and “us,” refer to Hub International Limited and its consolidated subsidiaries.
PROXY SOLICITATION
The information contained in this Proxy Circular and Statement, which is a management information circular under Canadian law, is furnished in connection with the solicitation of proxies to be used at our Annual and Special Meeting of Shareholders (the “Meeting”) to be held on May 11, 2005 at 10:00 a.m., Central time, at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The enclosed proxy is solicited by or on behalf of our management.
This Proxy Circular and Statement and the accompanying form of proxy is first being mailed on or about April 6, 2005 to our shareholders of record as of the close of business on March 23, 2005 (the “Record Date”). The information contained herein is given as of the Record Date, except where otherwise noted. Shareholders who are unable to be present at the Meeting may vote through the use of proxies or by the other methods for voting described under “Voting of Proxies” below.
The cost of soliciting proxies will be borne by us. We will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, facsimile, telephone and Internet, certain of our officers and employees may solicit proxies personally or by a means of telecommunication. These persons will receive no compensation for such solicitations beyond their regular compensation.
VOTING OF PROXIES
Proxies executed properly and returned, and not revoked, will be voted at the Meeting. If instructions are given, the proxies will be voted or withheld from voting in accordance with the instructions. If no instructions are given but the proxies are executed properly and returned, and not revoked, the proxies will be voted FOR all of the matters referred to in items (2) to (4) in the accompanying form of proxy, all as stated under the appropriate headings in this Proxy Circular and Statement.
The enclosed form of proxy confers discretionary authority upon the persons named in the proxy with respect to voting on amendments to, or variations of, matters identified in the Notice of Meeting and on other matters that may properly come before the Meeting or any adjournment thereof. At the time of the printing of this Proxy Circular and Statement, management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters should properly come before the Meeting, the persons named in the enclosed form of proxy will vote on them in accordance with their best judgment.
Shareholders who hold their common shares directly (“Registered Shareholders”) as of the Record Date will find a form of proxy accompanying this Proxy Circular and Statement. Common shares may also be registered in the name of an intermediary such as a bank, trust company, securities dealer or broker or a trustee or administrator of a retirement, savings or similar plan (an “Intermediary”) or in the name of a clearing agency of which the Intermediary is a participant. We have distributed copies of this Proxy Circular and Statement to Intermediaries for distribution to the beneficial owners of our common shares (the “Beneficial Shareholders”) for whom the Intermediaries act and who have not waived their right to receive such materials. Beneficial Shareholders may be forwarded either a proxy already signed by the Intermediary or a voting instruction form to allow them to direct the voting of our common shares they beneficially own.
Registered Shareholders and Beneficial Shareholders may provide their voting instructions in one of three ways: (i) by returning by mail or facsimile the form of proxy or the voting instruction form accompanying this Proxy Circular and Statement; (ii) use of the telephone voting procedures outlined below; or (iii) use of the Internet voting procedures outlined below. Shareholders wishing to appoint another person as a proxy other than the management nominees named on the proxy form may do so by inserting such other person’s name in the blank space provided in the enclosed proxy.

Shareholders wishing to appoint a person as a proxy other than the management nominees named on the proxy form will not be able to do so using the telephonic or Internet voting procedures outlined below. Should a Beneficial Shareholder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Beneficial Shareholder), the Beneficial Shareholder should strike out the names of the persons named in the proxy and insert the Beneficial Shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Beneficial Shareholders should carefully follow the instructions of their Intermediaries and their service companies. Shareholders wishing to attend the Meeting, or such person attending on their behalf, must register with our transfer agent, CIBC Mellon Trust Company, when they arrive at the Meeting.
Shareholders should follow the instruction on the document that they have received and contact their Intermediary promptly if they need assistance.
Voting By Mail or Facsimile. A completed, signed and dated form of proxy or voting instruction form may be returned in the postage paid envelopes accompanying them. Shareholders who mail their proxies must ensure that their proxies are received by our transfer agent, CIBC Mellon Trust Company at Proxy Department, 200 Queen’s Quay East, Unit 6, Toronto, Ontario, M5A 4K9 or by facsimile to 1-416-368-2502 no later than 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 10:00 a.m. Central time on May 10, 2005) or any adjournment thereof.
Telephone Voting. A Registered Shareholder may vote by telephone using a touch-tone telephone by dialing the following toll-free number: 1-866-271-1207. Beneficial Shareholders should follow instructions for telephone voting conveyed to them by their Intermediaries. A shareholder will be asked to provide the shareholder’s 12- or 13-digit Control Number in order to verify the shareholder’s identity. (See “Control Numbers” below for more details). Voting instructions are then conveyed by use of touch-tone selections over the telephone. Shareholders may vote by telephone up to 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 10:00 a.m. Central time on May 10, 2005) or any adjournment thereof.
Internet Voting. A Registered Shareholder may vote by Internet by accessing the following website: www.eproxyvoting.com/hub. Beneficial Shareholders should follow instructions for Internet voting conveyed to them by their Intermediaries. The shareholder will be asked to provide the Shareholder’s 12-or 13-digit Control Number in order to verify the Registered Shareholder’s identity (see “Control Numbers” below for more details). Voting instructions are then conveyed electronically by the shareholder over the Internet. Shareholders may vote by Internet up to 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 10:00 a.m. Central time on May 10, 2005) or any adjournment thereof. Information contained in or otherwise accessible through the website referred to herein does not form a part of this Proxy Circular and Statement. All such website references are inactive textual references only.
Control Numbers. As noted above, in order to vote by telephone or Internet, shareholders will be required to enter a 12- or 13-digit Control Number. The type of Control Number provided to each shareholder will vary depending upon the manner in which the shareholder owns his or her common shares. Registered Shareholders will have received a form of proxy which contains a 13-digit Control Number located at the bottom left of their proxy card. Most Beneficial Shareholders will receive written instructions from their Intermediaries, which contain a 12-digit Control Number. Some shareholders may own common shares as both a Registered Shareholder and as a Beneficial Shareholder. If you own common shares as both a Registered Shareholder and a Beneficial Shareholder, you will need to vote separately as a Registered Shareholder and as a Beneficial Shareholder, using the applicable Control Number that has been furnished to you for common shares registered in your own name and for common shares you hold beneficially through an Intermediary.

REVOCATION OF PROXIES
A Registered Shareholder who has given a proxy may revoke the proxy by:

(a)	completing and signing a proxy bearing a later date and depositing it with CIBC Mellon Trust Company as described above;

(b)	depositing a document that is signed by the shareholder (or by someone the shareholder properly authorized to act on the shareholder’s behalf) or if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized either:

(i)	at our registered office at 8 Nelson Street West, Brampton, Ontario, L6X 4J2 at any time up to 4:30 p.m., Central time, on the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or

(ii)	with the chair or secretary of the meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment thereof; or

(c)	following any other procedure that is permitted by law.
A Beneficial Shareholder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.
VOTE REQUIRED
Abstentions and directions to withhold authority are counted as shareholders present in the determination of whether the shareholders represented at the Meeting constitute a quorum. Abstentions are not counted in tabulations of the votes cast on proposals presented to shareholders. Broker non-votes are not counted as present in the determination of whether the shareholders represented at the Meeting constitute a quorum, and brokers are deemed not entitled to vote on proposals for which brokers do not have discretionary authority (non-routine matters). An automated system administered by our transfer agent will be used to tabulate the votes.
VOTING SHARES
As of the Record Date, we had 30,589,835 common shares outstanding. Each common share carries one vote per share at all meetings of shareholders. Each holder of our common shares as of the Record Date will be entitled to vote at the Meeting or any adjournment thereof, either in person or by proxy. Two shareholders represented in person or by proxy constitute a quorum at any meeting of our shareholders.
To the knowledge of our directors and officers, the only person or company who beneficially owns, directly or indirectly, or exercises control or direction over, securities of the Corporation carrying more than 10% of the voting rights attached to any class of outstanding voting securities is Fairfax Financial Holdings Limited (“Fairfax”). Directly and through certain subsidiaries, Fairfax beneficially owns or controls 32% of our common shares, which is comprised of an aggregate of 8,034,986 of our common shares, representing 26% of our outstanding common shares, and common shares issuable upon conversion of $35 million of our subordinated convertible notes (the “Fairfax Notes”), which Fairfax can convert at any time into our common shares at C$17.00 per share. As of the date of this Proxy Circular and Statement, Fairfax had not converted the Fairfax Notes.
FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS REPORT
At the Meeting, we will submit our audited consolidated financial statements for the year ended December 31, 2004, and the related report of our independent auditors, to our shareholders. No vote will be taken regarding the financial statements.

REPORTING CURRENCY
All references in this Proxy Circular and Statement to “dollars” or “$” are to U.S. dollars and all references to “C$” are to Canadian dollars.
SUBMITTING YOUR PROPOSALS FOR THE 2006 ANNUAL MEETING
If you would like to submit a proposal for a vote by our shareholders at our 2006 annual meeting of shareholders you must send your proposal to our Secretary at Hub International Limited, 55 East Jackson Boulevard, Chicago, IL, 60604. We may omit your proposal from next year’s Proxy Circular and Statement under applicable law if it is not received by our Secretary at the address noted above by December 31, 2005.
ELECTION OF DIRECTORS
General
Under our Articles of Incorporation, we are authorized to have between three and ten directors. Each director serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. Our Board of Directors is currently comprised of nine directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board has determined that ten directors should be elected at the Meeting.
Management does not contemplate that any of the proposed nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the management representatives designated in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.
Nominees Proposed for Election of Directors
The nominees listed below are proposed for election as directors. Of the ten nominees listed below, all except James W. McElvany is now a director and has been a director since the dates indicated in the table below.
The ten nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or represented by proxy at the Meeting will be elected as directors.
Nominees:

	Province/State and		Director	Principal Occupation or Position with the
Name	Country of Residence	Age	Since	Corporation and Significant Affiliate

Martin P. Hughes	Illinois, USA	56	1999	Chairman, Chief Executive Officer
Richard A. Gulliver	Illinois, USA	49	1998	President
Bruce D. Guthart	New York, USA	49	2001	Chief Operating Officer
Anthony F. Griffiths(2)(3)	Ontario, Canada	74	1998	Independent Consultant
Paul Murray(1)(3)	Ontario, Canada	73	1999	President, Pinesmoke Investments Ltd.
Bradley P. Martin	Ontario, Canada	45	2002	Vice-President, Fairfax Financial Holdings Limited
Frank S. Wilkinson(2)(3)	Minnesota, USA	65	2003	Independent Consultant
Stuart B. Ross(1)	Connecticut, USA	67	2004	Trustee, Hansberger International Institutional Series
Edward W. Lyman, Jr.(1)(2)	Illinois, USA	62	2004	Retired Executive Officer of Harris Trust and Savings Bank
James W. McElvany	California, USA	63	Proposed	Retired Managing Director of Marsh & McLennan

(1)	Currently a member of the Audit Committee.

(2)	Currently a member of the Compensation Committee.

(3)	Currently a member of the Nominating and Corporate Governance Committee.
Certain biographical information about each nominee listed above is set out below. For information as to the number of our common shares held by each individual nominated for director please see “Securities Ownership of Management and Certain Beneficial Owners.”
Martin P. Hughes has served as our Chairman, Chief Executive Officer and a director since December 1999. In 1973, Mr. Hughes joined Hub International Illinois Limited, formerly named Mack and Parker, Inc., for which he served as Chairman from 1999 to 2001 and as President from 1990 to 1999. Mr. Hughes previously served as Chairman of Assurex International, a worldwide insurance service organization, as director of the Assurex Marketing Group and as a director of the Council of Insurance Agents and Brokers.
Richard A. Gulliver has served as our President and a director since November 1998, as our Chief Operating Officer from December 1999 to January 2004 and as our Chief Executive Officer from January 1999 to December 1999. Prior to joining us, Mr. Gulliver served as President of Hub International Ontario Limited, formerly named The Hub Group (Ontario), from 1997 to 1998 and of its subsidiary, Gulliver Insurance Brokers Ltd., from 1986 to 1998. In 1995, Mr. Gulliver and others collaborated to form Insurance Network Solutions Inc., a company for which Mr. Gulliver served as President from 1995 to 1997. Mr. Gulliver holds his designation from the Insurance Institute of Canada and is a Canadian Certified Insurance Broker.
Bruce D. Guthart has served as Chief Operating Officer since January 2004 and a director since August 2001. Mr. Guthart served as our President, U.S. Operations from August 2001 to January 2004. Mr. Guthart is the Chairman of Hub International Group Northeast Limited, formerly named Kaye Group Inc. (HUB Northeast), one of our subsidiaries, a position he has held since 1997. Upon his appointment as Chief Operating Officer, Mr. Guthart resigned his position as President of HUB Northeast, a position he held since its formation in 1993, as well as his position as Chief Executive Officer of HUB Northeast, a position he held since 1996.
Anthony F. Griffiths has served as a director since December 1998. He is currently an independent business consultant and corporate director. Prior to being an independent consultant, Mr. Griffiths was the Chairman of Mitel Corporation, a telecommunications company, a position he held from 1987 to 1993, and also its President and Chief Executive Officer from 1991 to 1993. He is currently a director of Fairfax (NYSE:FFH/TSX:FFH.SV) and various of its operating subsidiaries and of Alliance Atlantis Communications Inc. (NASDAQ: AACB/TSX: AAC.A and AAC.B), Leitch Technology Corporation (TSX: LTV), and Russel Metals Inc. (TSX: RUS).
Paul Murray has served as a director since January 1999. He has been President of Pinesmoke Investments Ltd., an investment company based in Toronto, Ontario, since 1985. From 1990 to 1998 Mr. Murray served as President, Secretary and Treasurer of Lockwood Manufacturing Inc. of Brantford, Ontario. From 1985 to 1990 Mr. Murray was the Vice President of Finance of Redpath Industries Limited, a manufacturing company formerly traded on the Toronto Stock Exchange. As of the date of this Proxy Circular and Statement, Mr. Murray is a nominee for election to the board of directors of Fairfax (NYSE:FFH/TSX:FFH.SV) and Lindsey Morden Group Inc. (TSX: LM.SV). He is a chartered accountant.
Bradley P. Martin was elected to our Board of Directors in May 2002. He has served as a Vice President of Fairfax (NYSE:FFH/TSX:FFH.SV) since June 1998. Prior to that, Mr. Martin was a partner at the law firm of Torys LLP in Toronto, Ontario since 1995.
Frank S. Wilkinson was elected to our Board of Directors in May 2003. Mr. Wilkinson was employed by E.W. Blanch Holdings, Inc., a publicly held corporation providing customized risk management solutions from 1969 until 2000, where he held various titles including Executive Vice President before being named Vice Chairman in 1982. Mr. Wilkinson retired from E.W. Blanch in 2000 and is currently an independent business consultant and a director of United Fire Group (NASDAQ: UFCS), a property and casualty insurance company, and several not-for-profit organizations.

Stuart B. Ross was elected to the Board in May 2004. Mr. Ross is currently a Trustee for the Hansberger Institutional Series, a mutual fund, and is a member of the International Executive Service Corporation (IESC) Advisory Council. He also serves on the board of Micro Strategy (NASDAQ: MSTR), a business intelligence software company, and World Affairs Forum, a non-profit organization. From 1990 to 2000 Mr. Ross served as Corporate Executive Vice-President and Chairman & CEO of Xerox Financial Services (XFS). From 1966 to 1990 Mr. Ross served in a series of positions for Xerox Corporation, including Chief Financial Officer, Vice President of Finance and Corporate Controller. Prior to joining Xerox, Mr. Ross was a Financial Analyst for the Macmillan Publishing Company and a Certified Public Accountant for Harris, Kerr, Forster & Company.
Edward W. Lyman, Jr. was elected to the Board in May 2004. Mr. Lyman was the Vice Chair of the Board of Harris Trust and Savings Bank, Chicago from July 1995 until his retirement in December 2004. Mr. Lyman joined Harris in 1964 and held a succession of posts in the Commercial Banking Department. In 1988, he became Senior Vice President and Director of Community Bank Management of Harris Bankcorp, Inc., and Department Executive, Corporate Banking in 1991. He was elected Senior Executive Vice President of Corporate and Institutional Financial Services in February 1994.
James W. McElvany is a nominee to the Board for the first time this year. From September 1973 until its sale to Marsh & McClennan (NYSE: MMC) in May 1997, Mr. McElvany held various executive positions at Johnson & Higgins Inc. including, service on the board of directors for 12 years. At MMC, he was a managing director and member of the Marsh, Inc. board of directors until May 1999 when he joined the parent company reporting to the chairman until his retirement in December 2000. He continued to be a consultant for Marsh, Inc. from January 2001 through December 2002. Mr. McElvany is the co-founder of Books on Tape and Malibu Grand Prix. He is also on the board of directors of ExpressLink.com, a privately-held provider of point-of-sale vehicle insurance.
Our Board of Directors unanimously recommends that our shareholders vote FOR the nominees set forth above. Unless otherwise directed, the management representatives designated in the enclosed form of proxy intend to vote any common shares represented by such proxy FOR the nominees set forth above at the Meeting for the election of directors for the ensuing year.
MANAGEMENT
The names of our executive officers (each a “Named Executive Officer”) as of December 31, 2004, their ages, and offices currently held are listed below. Our Named Executive Officers are members of our Executive Management Team (“EMT”) or standing advisors thereto.

Name	Age	Office Currently Held with the Corporation

Martin P. Hughes	56	Chairman and Chief Executive Officer
Richard A. Gulliver	49	President
Bruce D. Guthart	49	Chief Operating Officer
R. Craig Barton	51	President, Canadian Operations
W. Kirk James	49	Vice President, Secretary and Chief Corporate Development Officer
Dennis J. Pauls	44	Vice President and Chief Financial Officer
Lawrence J. Lineker	43	Chief Sales Officer
Marianne D. Paine	56	Chief Legal Officer and Assistant Secretary
Michael P. Sabanos	48	Executive Vice President and Chief Financial Officer, HUB Northeast
For biographical information of our executive officers that are also nominees for director please see “Election of Directors.”
R. Craig Barton has served as our President, Canadian Operations since November 2001 and as a director from November 1998 until May 2004. Mr. Barton is also the Chairman and Chief Executive Officer of Hub International Barton Limited (“HUB Barton”), one of our subsidiaries. Until being named Chairman in January 2005, Mr. Barton served as President since 1988.
W. Kirk James was appointed as our Chief Corporate Development Officer in January 2004. He has also served as our Vice President and Secretary since December 1999 and as General Counsel from December 1999 to January 2004. Mr. James has practiced law for 23 years and is a member of the Law Society of Upper Canada (Ontario). Prior to joining us, Mr. James was a corporate lawyer and partner with the law firm McKenzie, Lake, in London, Ontario from 1991 to 1999.

Lawrence J. Lineker was appointed as our Chief Sales Officer in January 2004. Mr. Lineker served as President and Chief Executive Officer of our Hub International TOS Limited operations from 1999 through 2003. Mr. Lineker has more than 23 years experience in the insurance industry, including 16 years in our Vancouver operations.
Dennis J. Pauls has served as our Chief Financial Officer and as Vice President since February 1999 and December 1999, respectively. Mr. Pauls served as Chief Financial Officer of Hub International Ontario Limited, formerly named The Hub Group (Ontario) and its subsidiary, Gulliver Insurance Brokers Ltd., from 1991 to 1999, where he participated in planning the initial organization and structure of our company. Mr. Pauls is a chartered accountant.
Marianne D. Paine has served as our Chief Legal Officer and Assistant Secretary since April 2004. Ms. Paine received her undergraduate degree from Brown University and her law degree from Stanford University. She is admitted to practice in California and Illinois. She spent approximately 30 years in the private practice of law before joining Hub.
Michael P. Sabanos has served as Executive Vice President and Chief Financial Officer of HUB Northeast since 1999, and prior to that was its Senior Vice President since joining HUB Northeast in 1996. Mr. Sabanos served as our Director of Mergers and Acquisitions from December 2002 through December 2004.
SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to the beneficial ownership of our capital stock, comprised solely of common shares, as of March 23, 2005 held by:

•	all those known by us to be beneficial owners of more than five percent of our outstanding common shares;

•	our Named Executive Officers;

•	each of our directors and nominees for director; and

•	all of our Named Executive Officers, directors and nominees as a group.
Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the “Securities and Exchange Commission”) that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and investment control with respect to all shares beneficially owned by them.

	Amount and Nature of
Name of Beneficial Owner(1)	Beneficial Ownership	Percent of Class

Fairfax Financial Holdings Limited(2)	10,553,044	31.9%
R. Craig Barton(3)	549,285	1.8%
Martin P. Hughes(4)	602,703	2.0%
Bruce D. Guthart(5)	493,241	1.6%
Richard A. Gulliver(6)	453,992	1.5%
Lawrence J. Lineker(7)	154,800	*
Dennis J. Pauls(8)	129,623	*
W. Kirk James(9)	76,192	*
Michael P. Sabanos(10)	28,613	*
Marianne D. Paine(11)	99	*
Stuart B. Ross	5,400	*
Anthony F. Griffiths	4,000	*
Paul Murray	2,000	*
Edward W. Lyman, Jr.	2,000	*
Frank S. Wilkinson	1,000	*
Bradley P. Martin	—	—
James W. McElvany	—	—
Named Executive Officers, directors and nominees as a group	2,502,948	8.0%

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the address of such person is c/o Hub International Limited, 55 East Jackson Blvd., Chicago, IL, 60604.

(2)	The number of shares shown as beneficially owned was derived from a Schedule 13G/A dated February 9, 2005 filed with the Securities and Exchange Commission by the listed stockholder. The principal business address and principal office address of Fairfax Financial Holdings Limited is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada M5J 2N7. Includes (i) 2,518,058 shares issuable upon the conversion of the Fairfax Notes and (ii) 282,542 shares subject to escrow restrictions.

(3)	Includes (i) 86,937 shares allocated under our Executive Share Purchase Plan of which 43,469 shares are not vested and which vest as to 10% of the allocated amount per year while employed, (ii) 179,578 shares subject to escrow restrictions, (iii) 12,610 shares owned by Mr. Barton’s spouse and (iv) 48,203 shares to be issued upon the exercise of stock options exercisable within 90 days.

(4)	Includes (i) 226,080 shares subject to escrow restrictions, (ii) 150,000 common shares to be issued upon exercise of stock options exercisable within 90 days, and (iii) 538 shares allocated to Mr. Hughes under the Company’s 401(k) Plan.

(5)	Includes (i) 395,573 shares subject to escrow restrictions, (ii) 53,258 shares to be issued upon the exercise of stock options exercisable within 90 days, and (iii) 457 shares allocated to Mr. Guthart under the Company’s 401(k) Plan.

(6)	Includes (i) 52,444 shares allocated under our Executive Share Purchase Plan of which 26,222 shares are not vested and which vest as to 10% of the allocated amount per year while employed, (ii) 188,578 shares subject to escrow restrictions, (iii) 25,413 shares owned by Mr. Gulliver’s spouse of which 17,790 shares are subject to escrow restrictions, (iv) 100 shares owned by Mr. Gulliver’s son, (v) 100 shares owned by Mr. Gulliver’s daughter (vi) 125,000 shares to be issued upon exercise of stock options exercisable within 90 days, and (vii) 535 shares allocated to Mr. Gulliver under the Company’s 401(k) Plan.

(7)	Includes (i) 98,929 shares subject to escrow restrictions and (ii) 13,472 shares to be issued upon the exercise of stock options exercisable within 90 days.

(8)	Includes (i) 20,527 shares subject to escrow restrictions, (ii) 100,000 shares to be issued upon exercise of stock options exercisable within 90 days, and (iii) 300 shares allocated to Mr. Pauls under the Company’s 401(k) Plan.

(9)	Includes (i) 250 shares owned by Mr. James’ spouse, (ii) 100 shares owned by Mr. James’ son, (iii) 100 shares owned by Mr. James’ daughter, (iv) 75,000 shares to be issued upon exercise of stock options exercisable within 90 days, and (v) 492 shares allocated to Mr. James under the Company’s 401(k) Plan.

(10)	Includes (i) 28,065 shares to be issued upon exercise of stock options exercisable within 90 days and (ii) 548 shares allocated to Mr. Sabanos under the Company’s 401(k) Plan.

(11)	Represents shares allocated to Ms. Paine under the Company’s 401(k) Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities and Exchange Act of 1934, as amended, our directors, executive officers, and any persons holding more than ten percent of our common shares are required to report to the Securities and Exchange Commission their initial ownership of our shares and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, we believe that during fiscal year 2004, our officers, directors and holders of more than 10 percent of our common shares filed all Section 16(a) reports on a timely basis except that R. Craig Barton failed to report two transactions on Form 4 on a timely basis during November 2004.
DIRECTOR COMPENSATION
In 2004, non-employee directors were each paid an annual retainer of $25,000 for their services and $500 per meeting attended. Our Board of Directors and management believe that our directors’ compensation is appropriate for the commitment and responsibilities of our directors, is commensurate with compensation paid by companies in our peer group of comparable size, and ensures that we can maintain and attract the best individuals for our Board of Directors. Directors who are also employees are not compensated for their services as directors. Our directors are reimbursed for travel and other out-of-pocket expenses incurred in attending Board or committee meetings or in otherwise being engaged in our business.

BOARD MEETINGS AND COMMITTEES OF THE BOARD
In accordance with applicable law and our by-laws, our business affairs are managed under the direction of our Board of Directors. Our Board held eight meetings during fiscal year 2004. All of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal year 2004.
The Board has established the following committees to assist the Board in discharging its responsibilities: (i) Audit; (ii) Nominating and Corporate Governance; and (iii) Compensation. The following table identifies the members of our Board who serve on each of these committees.

Nominating and
			Corporate Governance		Compensation
Name	Audit Committee		Committee		Committee

Anthony F. Griffiths			X		X
Paul Murray	X		X	*
Frank S. Wilkinson			X		X	*
Stuart B. Ross	X	*†
Edward W. Lyman, Jr.	X				X

†	Financial Expert

*	Chairperson
Charters for all Board committees and our Corporate Governance Guidelines may be found on the Internet at our website (www.hubinternational.com) or copies can be requested free of charge by writing or calling our Secretary at 55 East Jackson Blvd., Chicago, IL, 60604, 1-877-402-6601. The Board ensures that all committee members meet the applicable independence requirements of each respective committee charter along with any other applicable legal and regulatory requirement. A copy of our Audit Committee Charter is attached hereto as Appendix C.
Currently, all of the members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are independent, as independence is defined in Section 303.01 (B)(2)(a) and (3) and Section 303A.02 of the New York Stock Exchange’s listed Company Manual, and unrelated, as unrelated is defined under the Toronto Stock Exchange requirements.
Audit Committee — Our Board of Directors has established an Audit Committee which is comprised of at least three directors, all of whom must be independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment. The Audit Committee met six times during fiscal 2004. The Audit Committee’s primary responsibilities include overseeing our financial reporting process and audits of our financial statements. This responsibility includes oversight of the quality and integrity of our internal controls and procedures; reviewing annual and quarterly financial statements and related management discussion and analysis; monitoring our compliance with legal and regulatory requirements related to financial reporting; engaging the independent auditor; approving independent audit and non-audit services and fees; reviewing the qualifications, performance and independence of our independent auditor; considering the recommendations of the independent auditor; oversight of the performance of Hub’s internal audit department and internal auditors; monitoring significant changes in accounting practices; discussing earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies; discussing policies on risk and risk management; evaluating reports of actual or threatened litigation; and examining improprieties or suspected improprieties with respect to accounting and other matters that impact financial reporting. The Audit Committee has the authority to retain outside counsel or experts to assist it in performing its functions.
Nominating and Corporate Governance Committee — Our Nominating and Corporate Governance Committee was established in December 2002 and is comprised of at least three directors, all of whom must be independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment. The Nominating and Corporate Governance Committee met once during 2004. The primary responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors by actively identifying individuals qualified to become Board members; recommending to the Board of Directors the director nominees for election at the next annual meeting of shareholders; monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; leading the Board and the Audit Committee of the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; overseeing compliance with our Code of Business Ethics; and developing, recommending to the Board and administering our corporate governance practices and guidelines, including our compliance with the corporate governance standards of the Sarbanes-Oxley Act of 2002, Section 303A of the New York Stock Exchange Corporate Governance Rules and the guidelines of the Toronto Stock Exchange (the “TSX Guidelines”). The Nominating and Corporate Governance Committee has the authority to retain search firms or other advisors to identify director candidates and the authority to retain outside counsel or experts to assist it in performing its functions.
Compensation Committee — Our Board of Directors has established a Compensation Committee which is comprised of at least three directors, all of whom must be independent of management and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their business judgment. The Compensation Committee met eight times during 2004. The Compensation Committee’s primary responsibilities include evaluating and making recommendations to our Board of Directors regarding compensation of certain of our executive officers and directors, our equity incentive plans, and general policies and programs related to compensation and benefits. The Compensation Committee has the authority to retain outside counsel or experts to assist it in performing its functions.
AUDIT COMMITTEE FINANCIAL EXPERT
The Board of Directors has determined that it has at least one audit committee financial expert serving on its Audit Committee. Stuart B. Ross has been determined to be such audit committee financial expert, and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.
The SEC has indicated that the designation of Mr. Ross as an audit committee financial expert does not make him an “expert” for any purpose, impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board of Directors in the absence of such designation, or affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers has served on the Compensation Committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board of Directors.
STATEMENT OF CORPORATE GOVERNANCE PRACTICES AND GUIDELINES
The Board of Directors has adopted certain Corporate Governance Practices and Guidelines to reflect our commitment to good corporate governance and to comply with the corporate governance standards of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange (NYSE), the TSX Guidelines and other legal requirements. In furtherance of these goals the Board has adopted charters for each of its Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee. The Nominating and Corporate Governance Committee will periodically review the Corporate Governance Practices and Guidelines and propose modifications to the Board for consideration as appropriate.
The following highlights some of the Board’s Corporate Governance Practices and Guidelines and other corporate governance principles:

Director Responsibilities
Basic Responsibilities
Our business affairs are managed under the direction of the Board, which represents and is accountable to our shareholders. The Board’s responsibilities are active and not passive and include the responsibility to regularly evaluate our strategic direction, management policies and the effectiveness with which management implements its policies.
The basic responsibility of the directors is to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they reasonably and honestly believe to be in Hub’s best interests. In discharging that obligation, the directors must inform themselves of all relevant information reasonably available to them. Specifically, the duties of the Board include:

•	adopting a strategic planning process that involves the review of strategic business plans, approval of the annual operating budget and the approval of certain capital expenditures, acquisitions and financings;

•	identifying principal risks and implementing risk management systems;

•	establishing succession planning and monitoring the quality and effectiveness of senior management;

•	reviewing our operating procedures, including our internal and external communications policies, and where appropriate, approving the contents of major disclosure documents, including proxy circulars and statements, quarterly reports on Form 10-Q and annual reports on 10-K; and

•	supervising the integrity of our internal control and management information systems, which includes supervising the reliability and integrity of the accounting principles and practices, financial reporting and disclosure practices followed by management.
We have position descriptions for Board members defining their responsibilities. The corporate objectives of each of our Named Executive Officers is included in an annual performance award, which is described in the Report on Executive Compensation contained later in this Proxy Circular and Statement.
Board and Committee Meetings
Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of committees on which they serve. The Board and each committee meet as frequently as necessary to properly discharge their responsibilities, with the full Board and the Audit Committee meeting at least four times per year. The Chair of the Board prepares the agenda for each Board meeting. The Chair of the Board initially sets the agenda for the Board meetings and each director is free to suggest the inclusion of items on the agenda.
Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting are, to the extent practical, distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review, and directors are expected to review in detail the provided materials in advance of each meeting.
Meetings of Non-Management Directors
Non-management directors meet without management directors at regularly scheduled executive sessions, typically immediately before or following regularly scheduled Board meetings, or on such other dates as they may deem appropriate. The non-management directors have designated Mr. Edward Lyman, Jr. to preside as Chairman at all executive sessions of the non-management directors. Mr. Paul Murray has been designated as the Vice-Chairman to preside at executive sessions of the non-management directors in Mr. Lyman’s absence. These designations are reviewed by the Board annually. The Audit Committee, which is comprised solely of non-management directors, also meets regularly with our independent auditors without management directors or members of management present. Shareholders may communicate directly with the presiding director or the non-management directors as a group by contacting our toll-free hotline, HUB-Edge at 1-877-HUB-EDGE, by writing to Secretary, Hub International Limited, 55 East Jackson Blvd., Chicago, Illinois, 60604, or by email through the Investor Relations page of our website at www.hubinternational.com.

Board Interaction with Institutional Investors, Research Analysts and Media
As a general rule, management speaks on our behalf. Comments and other statements from the entire Board, if appropriate, are generally made by the Chair of the Board. In normal circumstances, each director will refer all inquiries from third parties to management.
Composition and Selection of the Board
Size and Composition of the Board of Directors
We are authorized to have between three and ten directors. The current size of the Board is nine members. Ten directors are to be elected at the Meeting. The Board believes its current and proposed size and composition are appropriate. The Board will assess from time to time whether its size and composition continue to be appropriate.
Board Membership Criteria
Upon the election and appointment of the proposed nominees for director, the Board will have a majority of directors who meet the criteria for independence required by the NYSE and a majority of “unrelated” directors for purposes of the rules and regulations of the TSX. Currently, five of nine directors (Griffiths, Lyman, Murray, Ross and Wilkinson) are independent and upon the election of the proposed nominees put forth at the Meeting, six out of ten (all of the current independent directors plus McElvany) will be considered independent. The Board will monitor its compliance with the NYSE, the TSX and other legal requirements for director independence on an ongoing basis. Each independent director is expected to notify the Chair of the Nominating and Corporate Governance Committee, as soon as reasonably practicable, in the event that his or her personal circumstances change in a manner that may affect the Board’s evaluation of such director’s independence.
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole, and whether the Corporation is being well served by the directors, taking into account each director’s independence, age, skills, experience and availability for service to us. The Nominating and Corporate Governance Committee will recommend director nominees to the Board in accordance with the policies and principles in its charter. An invitation to join the Board is extended by the Chair of the Board.
The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but in general, expects that qualified candidates will have personal and professional integrity, demonstrated ability and judgment and ample business experience. The Nominating and Corporate Governance Committee will review and consider director nominees recommended by shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.
The Nominating and Corporate Governance Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the Meeting. There is one director nominee who is neither an incumbent director nor executive officer. James W. McElvany was recommended to the Nominating and Corporate Governance Committee by Martin Hughes, the Corporation’s Chief Executive Officer and Chairman of the Board. Mr. McElvany was recommended to Mr. Hughes by the President of Talbot Financial Corporation, one of our hubs.
Shareholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to our Secretary at 55 East Jackson Boulevard, Chicago, IL, 60604, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. Nominations for director made by shareholders must be received by the Secretary at least 120 days prior to the anniversary date of the Corporation’s prior year proxy circular.
Reflection of Interest of Shareholders in Board Composition
Fairfax beneficially owns or exercises control and direction over, directly or indirectly, an aggregate of 32% of our outstanding common shares, assuming conversion of the Fairfax Notes held by Fairfax. Accordingly, Fairfax is considered a “significant shareholder” of the Corporation under the TSX Guidelines. Bradley P. Martin is an officer of Fairfax and therefore considered a related, non-independent director. Anthony F. Griffiths is on the Board of Directors of Fairfax and

various operating subsidiaries of Fairfax. As of the date of this Proxy Circular and Statement, Paul Murray is a nominee for election to the board of directors of Fairfax. The Board has determined that both Messrs. Griffiths and Murray meet the criteria for independence required under the NYSE and TSX.
The Board considers that the current Board’s five unrelated directors and four directors who also serve as our executive officers (all of whom hold a meaningful number of our common shares) and, upon election, the majority independent Board, will ensure that the views of shareholders other than the significant shareholder are brought to and considered by the Board.
Membership on Other Boards
Directors must inform the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on the Board of Directors of another public company. No member of the Audit Committee may serve as the member of the Audit Committee for more than three public companies.
Changes in Current Job Responsibility
A director, including an employee director, who retires from or changes the job or the principal responsibility that he or she held when he or she was elected to serve on the Board is required to inform the Board of such retirement or change in order to give the Board an opportunity, through the Nominating and Corporate Governance Committee, to review whether it is appropriate for such director to continue to be a member of the Board under these circumstances.
Term Limits
The Board has not established any term limits to an individual’s membership on the Board. As an alternative to term limits, the Nominating and Corporate Governance Committee, as part of its annual assessment of the composition of the Board, reviews a director’s continuation on the Board.
Director Access to Officers, Employees and Independent Advisors
Access to Management and Employees
Our directors have full and unrestricted access to our officers and employees.
Access to Independent Advisors
The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any of our officers in advance. We will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors and, in the case of the Audit Committee, independent auditors. The Corporation and the Board believe that individual directors are adequately provided access to independent advisors through the Board’s and committees’ ability to hire independent advisors. The Board would, however, consider a request for funding to an individual member of the Board to hire an independent advisor should such a request be forthcoming.
Internal Reporting
The Audit Committee encourages communication through HUB-Edge, a third-party toll-free hotline at 1-877-HUB-EDGE, which permits the anonymous submission of complaints and concerns by officers and employees regarding accounting and auditing matters and of reports regarding alleged violations of our ethics policies and any other policies or applicable laws. Our senior management is encouraged to initiate direct contact with the Chair of the Audit Committee if they believe that there is a matter regarding financial reporting that should be brought to the attention of the Board.
Director Orientation and Continuing Education
All new directors must be provided with our Corporate Governance Guidelines and will participate in our orientation initiatives as soon as practicable after the annual meeting of shareholders at which such directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues and compliance programs, as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend any orientation initiatives.
The Nominating and Corporate Governance Committee and members of our senior management as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.
SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders may communicate with our directors by calling HUB-Edge, at 1-877-HUB-EDGE. All shareholder messages related to the Corporation’s accounting or auditing matters submitted through HUB-Edge will be forwarded directly to the Audit Committee. Shareholders may also contact the Board or any of its members by writing to Secretary, Hub International Limited, 55 East Jackson Blvd., Chicago, IL, 60604 or by email through the Investor Relations page of our website at www.hubinternational.com. All correspondence directed to a particular Board member is referred, unopened, to that member. Correspondence not directed to a particular Board member is referred, unopened, to the Chairman of the Board.
All Board members are encouraged, but not required, to attend our annual meeting of shareholders.
CODE OF ETHICS & BUSINESS CONDUCT
We have a Code of Ethics & Business Conduct that applies to our directors, officers and employees, and a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers, which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. A copy of the Code of Ethics & Business Conduct for Directors, Officers and Employees and Code of Ethics for Senior Financial Officers can be found on the Internet at our website (www.hubinternational.com) or copies can be requested free of charge by writing or calling our Secretary at 55 East Jackson Blvd., Chicago, IL, 60604, 1-877-402-6601 ext. 4881.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
The following table sets forth compensation awarded, earned by, or paid to each of our Chief Executive Officer and four other most highly compensated Named Executive Officers, for services rendered by them to us for the fiscal years indicated.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation

						Restricted
						Shares or	Securities
				Other Annual		Restricted Share	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Units(#)(2)	Options(#)(3)	Compensation(4)

Martin P. Hughes	2004	$600,000	$386,300	$72,037	(5)	—	—	$6,778
Chairman and Chief Executive Officer	2003	350,000	350,000	21,694		44,130	—	7,346
	2002	350,000	350,000	25,504		—	150,000	6,000
Richard A. Gulliver(6)	2004	$385,000	$185,308	$134,763	(7)	—	—	$6,150
President	2003	300,000	200,000	25,676		35,817	—	6,153
	2002	300,000	200,000	21,240		—	125,000	6,945
Bruce D. Guthart(8)	2004	$500,000	$241,437	$—		—	—	$6,150
Chief Operating Officer	2003	500,000	984,000	—		88,261	—	6,000
	2002	500,000	358,000	—		—	53,258	6,000
R. Craig Barton	2004	$307,385	$514,101	$30,100		80,726		$—
President, Canadian Operations	2003	285,490	670,994	32,189		—	11,235	1,812
Chairman & Chief Executive Officer, HUB Barton	2002	254,719	390,484	26,051		—	40,713	5,863
Michael P. Sabanos(9)	2004	$255,394	$500,000	$—		21,585	—	$6,960
Executive Vice President and Chief	2003	255,593	683,513	—		51,783	—	6,648
Financial Officer, HUB Northeast	2002	255,593	278,230	—		—	28,065	6,467

Any amounts shown in this table that were paid in Canadian dollars are shown in the United States dollar equivalent. Amounts have been converted using the average exchange rates in effect during each year, that is, $1.00 = C$1.3013 for 2004, $1.00 = C$1.4011 for 2003, and $1.00 = C$1.5704 for 2002.

(1)	Amounts in this column include interest with respect to 10 year interest-free loans granted in connection with our Executive Share Purchase Plan described under “Indebtedness of directors, executive officers and senior officers” and an interest-free loan to R.C. Barton Ltd., a corporation controlled by Mr. Barton (now repaid in full).

(2)	The shares included in this column represent restricted share units issued pursuant to our Equity Incentive Plan. Awards granted during fiscal 2003 and fiscal 2004 become fully vested on December 31, 2008 and January 1, 2011 respectively.

(3)	These options were granted on June 17, 2002 and February 28, 2003, respectively, pursuant to our Equity Incentive Plan. One third of these options vest and become exercisable upon the completion of each year of service from the date of grant. The common shares received upon exercise of the options are subject to transfer restrictions and are held in escrow by a trustee for a period of five years from the date of grant of the option subject to certain release provisions. The exercise prices of the options issued on June 17, 2002 and February 28, 2003 were $15.67 and $13.79, respectively, which was the fair market value of our common shares as measured by the U.S. dollar equivalent of the closing sale price of our common shares as reported on the TSX on the date of grant.

(4)	The amounts quoted in this column include our contribution to the Named Executive Officer’s defined contribution plan, medical expenses and life insurance policies.

(5)	Of this amount, $38,243 represents reimbursement for taxes paid by Mr. Hughes upon the sale of shares when he ceased to participate in the Executive Share Purchase Plan and received restricted share units pursuant to the Equity Incentive Plan in their place.

(6)	In fiscal years 2002-2003, Mr. Gulliver also held the position of Chief Operating Officer.

(7)	Of this amount, $75,189 represents the annualized amount of a loan made by a Canadian chartered bank to Mr. Gulliver under our Executive Share Purchase Plan attributable to fiscal 2004.

(8)	Through December 31, 2003, employed and paid by HUB Northeast, one of our subsidiaries which was acquired by us effective June 2001. In fiscal years 2002-2003, Mr. Guthart held the position of President, U.S. Operations. Effective January 1, 2004, Mr. Guthart was appointed Chief Operating Officer of the Corporation and is now paid by the Corporation.

(9)	Employed and paid by HUB Northeast, one of our subsidiaries which was acquired by us effective June 2001. From January 2004 through December 2004, Mr. Sabanos held the title of Director, Mergers and Acquisitions of Hub International Limited.
Stock Option Grants in Last Fiscal Year
No options were granted to any of the executive officers named in the Summary Compensation Table during the 2004 fiscal year.
Aggregated Option Exercises and Fiscal Year-End Values
The following table sets forth information with respect to each of the executive officers named in the Summary Compensation Table concerning the exercise of stock options during the 2004 fiscal year and the number of shares subject to unexercised stock options held at the close of such fiscal year.

			Number of Common Shares	Value of Unexercised
	Common Shares	Aggregate Value	Underlying Unexercised Options	In-The-Money Options at
	Acquired on	Realized	at December 31, 2004 (#)	December 31, 2004 ($)
Name	Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Martin P. Hughes	—	—	100,000/50,000	274,000/137,000
Richard A. Gulliver	—	—	83,333 /41,667	228,332/114,168
Bruce D. Guthart	—	—	35,505/17,753	97,284/48,643
R. Craig Barton	—	—	30,887/21,061	91,671/71,788
Michael P. Sabanos	—	—	18,710 /9,355	51,265/25,633
EXECUTIVE MANAGEMENT EMPLOYMENT AGREEMENTS
In 2004, the management structure of the Corporation changed, resulting in new roles and responsibilities for certain members of senior management, the creation of several additional positions at our corporate head office, and the formation of what we call our “Executive Management Team” or “EMT.” We have entered into separate employment agreements with members of the EMT, including each of the executive officers named in the Summary Compensation Table. The employment agreements require the executives to devote the whole of their business time to the Corporation’s operations.
The employment agreements for Mssrs. Hughes, Guthart, and Gulliver contain similar provisions. The respective agreements provide for the payment of an annual salary of $600,000 to Mr. Hughes, $500,000 to Mr. Guthart, and $385,000 to Mr. Gulliver, participation in our group insurance arrangements, matching contributions on the executive’s behalf to our 401(k) plan (in accordance with the plan’s terms), personal tax planning subsidies of $5,000 per year, and four weeks annual vacation. In addition, the employment agreements provide for car allowances of $1,500 per month. Further, the employment agreements provide for the reimbursement for club dues for each executive, as approved by Mr. Hughes in the case of Mr. Guthart and Mr. Gulliver, and as approved by the Compensation Committee in the case of Mr. Hughes.
Under the employment agreements, Mssrs. Hughes, Guthart, and Gulliver are also eligible for participation in our annual incentive plan, or “AIP”, and to receive long-term incentive compensation, or “LTIC”, as described in the Report on Executive Compensation contained later in this Proxy Circular and Statement (the “Compensation Committee Report”). We are also obligated under these employment agreements to pay an additional amount to the executive sufficient on an after-tax basis to satisfy any excise tax liability imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, with respect to payments under the employment agreement or if owed as a result of acceleration of amounts under other plans or arrangements maintained by the Corporation because of a change of control.

The employment agreements are for an indefinite term. We may terminate the employment of Mssrs. Hughes, Guthart, and Gulliver for any reason upon prior written notice. In the event of termination of the executive by the Corporation without cause, or by the executive for good reason (including any significant alteration in the nature of his duties), each executive is entitled to payment of an amount equal to one year’s salary plus a ratable portion of an amount equal to the annual incentive component of his or her bonus for the prior year (the “Additional Amount”). We may terminate the executive immediately for cause (as defined in the employment agreements) without payment of the Additional Amount. We would also not owe the executive the Additional Amount if we terminate the executive due to disability upon 90 days’ written notice, in the event of the executive’s death, upon the executive attaining age 65, or if termination occurs by mutual agreement.
Mssrs. Hughes, Guthart, and Gulliver are obligated under the employment agreements not to compete with the Corporation through employment or other arrangements with any insurance brokerage in the United States or Canada (except in the case of termination by the Corporation without cause or by the executive for good reason) or to solicit any of our clients or employees for a period of two years following the cessation of employment.
Our subsidiary, HUB Barton, has entered into an employment contract with Craig Barton, a standing advisor to the EMT and our President, Canadian Operations, in his capacity as Chairman and Chief Executive Officer of HUB Barton. Under the agreement, Mr. Barton was entitled to an annual salary of C$400,000 in 2004, participation in our group insurance arrangements, and such vacation as Mr. Barton and Hub Barton agree upon during the year.
Mr. Barton is eligible to receive a portion, recommended by him and approved by the Compensation Committee, of the annual bonus earned by HUB Barton under the non-contractual management bonus arrangements that we have with our subsidiaries, as described in the Compensation Committee Report.
Mr. Barton’s employment agreement is for an indefinite term. HUB Barton may terminate Mr. Barton’s employment for any reason upon prior written notice. In the event of termination by the Corporation without cause, Mr. Barton is entitled to payment of an amount equal to one year’s salary plus a ratable portion of his share of HUB Barton’s management bonus for the year (the “Additional Amount”). We may terminate Mr. Barton immediately for cause (as defined in the employment agreement) without payment of the Additional Amount. We would also not owe Mr. Barton the Additional Amount if we terminate him due to disability upon 90 days’ written notice, in the event of the his death, or upon his attaining age 65. Mr. Barton is obligated not to compete in any insurance brokerage in the Province of British Columbia (except in the case of termination by the Corporation without cause) or to solicit any of our clients or employees for a period of two years following the cessation of his employment.
Our subsidiary, HUB Northeast, has entered into an employment agreement with Michael P. Sabanos, a standing advisor to the EMT, in his capacity as Executive Vice President and Chief Financial Officer of HUB Northeast. The agreement provides Mr. Sabanos with an annual salary of $255,593, a car allowance of $1,000 per month, and participation in our insurance and other plans in accordance with the provisions of such plans. Mr. Sabanos is eligible to receive a portion, recommended by HUB Northeast and approved by the Compensation Committee, of the annual bonus earned by HUB Northeast under the non-contractual management bonus arrangements that we have with our subsidiaries, as described in the Compensation Committee Report, and a bonus under the non-contractual HUB Northeast annual incentive plan pursuant to which he may be awarded bonuses based on HUB Northeast’s profitability targets and other performance-based goals set for Mr. Sabanos.
Our employment agreement with Mr. Sabanos is for an indefinite term. Under the employment agreement, either party may terminate the contract upon at least sixty days written notice. In the event of termination by the Corporation without cause, or a materially adverse change of control, Mr. Sabanos is entitled to an amount equal to his salary for one year unless Mr. Sabanos is offered employment as an executive employee incident to the change of control. If Mr. Sabanos is employed as an executive upon a change of control and is subsequently terminated, he is entitled to receive an amount equal to his salary for the ratable portion of the year following the change of control. Mr. Sabanos is obliged not to solicit any of our clients or employees for a period of two years following the cessation of his employment.

In fiscal 2004, we awarded Mr. Barton and Mr. Sabanos 80,726 and 21,585 restricted share units, respectively, under our Equity Incentive Plan in consideration of the modification of our management bonus arrangements with our subsidiaries. These restricted share units were awarded without payment of any cash consideration and will vest in full on January 1, 2011.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about our common shares underlying options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004.

Number of
Securities Remaining
	Number of		Available for
	Common Shares	Weighted-Average	Future Issuance
	to be Issued	Exercise Price of	Under Equity
	Upon Exercise	Outstanding	Compensation Plans
	of Outstanding Options,	Options, Warrants	(Excluding Common Shares
Plan Category	Warrants and Rights (1)	and Rights (2)	Reflected in Column (A)

	(A)	(B)	(C)
Equity compensation plans approved by security holders	3,031,980	$15.34	556,202
Equity compensation plans not approved by security holders	—	—	—

Total	3,031,980	$15.34	556,202

(1)	Includes options and restricted share units

(2)	The weighted average exercise price excludes 1,799,494 restricted share units as there is no exercise cost associated with the conversion of a restricted share unit award to a common share.
INDEBTEDNESS OF MANAGEMENT
The table below summarizes indebtedness during 2004 to a Canadian chartered bank of certain of our executive officers represented by loans made under our Executive Share Purchase Plan. We pay the interest on the loans provided by the bank, calculated at rates ranging from prime plus one-half percent to prime plus one-and-a-half percent per annum. We have guaranteed the loans provided by the bank and may, under certain circumstances, be obligated to purchase the loans from the bank. The loans are to be paid in full by June 22, 2009. We will not extend credit to or arrange credit for any executive officer or director and any such existing agreement whereby we have extended or arranged credit to our executive officers shall not be modified unless favorable to us.

Table of Indebtedness of Directors and Executive Officers

						Financially
		Largest				Assisted
		Amount				Securities
		Outstanding		Amount		Purchased		Amount Forgiven
		During Fiscal		Outstanding		During Fiscal	Common Shares	During Fiscal
		Year Ended		as of		Year Ended	Held as	Year Ended
Name, Principal	Involvement of	December 31,		March 23,		December 31,	Security for	December 31,
Position and Residence	the Corporation	2004		2005		2004	Indebtedness	2004

Richard A. Gulliver	Guarantor	$525,507	(1)	$525,507	(1)	—	52,444	—
President Illinois, USA
R. Craig Barton	Guarantor	$722,308		$722,308		—	86,937	—
President, Canadian Operations and Chairman & Chief Executive Officer, HUB Barton British Columbia, Canada

(1)	Hub has agreed to pay this amount which represents a loan made by a Canadian chartered bank to Mr. Gulliver under our Executive Share Purchase Plan.
The aggregate indebtedness of our directors and Named Executive Officers, other than under our Executive Share Purchase Plan, during 2004 was $Nil.
AGGREGATE INDEBTEDNESS
The table below includes indebtedness of current and former executive officers, directors and employees of the Corporation and its subsidiaries outstanding as of December 31, 2004.

	To the Corporation or its Subsidiaries		To Another Entity

Share Purchases	$1,793,390	(1)	$4,286,837	(2)
Other	$550,489	(3)	—

(1)	This amount is secured by an aggregate of 143,434 common shares currently held in escrow on account of the individuals pending vesting and payment of outstanding loan amounts.

(2)	This amount is secured by an aggregate of 431,408 common shares currently held in escrow on account of the individuals pending vesting and payment of outstanding loan amounts.

(3)	Loans were made by the Corporation to certain employees in connection with the acquisition of Mack and Parker, Inc., now known as Hub International of Illinois Limited. This amount represents the total amount of such loans which are secured by an aggregate of 72,517 shares currently held in escrow pending vesting and payment of outstanding loan amounts.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE
The Compensation Committee of the Board (the “Compensation Committee”) has furnished the following report on executive compensation.
Members of the Committee
The Compensation Committee is composed of three directors who are neither officers nor employees of the Corporation and who meet the current independence requirements of the NYSE and the definition of “unrelated” under the TSX Guidelines. The current members of the Compensation Committee are Frank S. Wilkinson (Chair), Edward W. Lyman, Jr., and Anthony F. Griffiths. In addition, the members of the Compensation Committee meet the requirements of Section 162(m) of the Internal Revenue Code (“Code”) to be considered “outside directors.”
Committee Responsibilities
The Compensation Committee is responsible for evaluating and making recommendations to our Board regarding the compensation for our executive officers.
In 2004, we worked with an outside executive compensation consulting firm to conduct a review of our executive compensation policies and levels. This included a review of total compensation, the individual components of our executive compensation, and a comparison of our executive compensation program with other companies.
Compensation Philosophy
Our philosophy is that executive compensation should be based on components that include a fixed salary to provide a measure of income stability, a cash bonus to reward excellence in personal and corporate performance and an award of equity that links the personal interests of our executives to our shareholders by providing executives with an incentive for outstanding performance and long-term commitment.
The Corporation’s executive compensation program is also intended to link executive compensation to corporate performance and to provide a competitive compensation program that enables the Corporation to recruit and retain highly qualified senior executives. Each of the Named Executive Officers has entered into an employment agreement with us, or one of our subsidiaries, as applicable. The employment agreements reflect our compensation philosophy.
Elements of Executive Compensation
Base Salary
The base salary of each of the Named Executive Officers is reflected in the respective employment agreement. Annual base salary increases for all executive officers, including the Named Executive Officers, is determined by an evaluation of factors that may include an assessment of past performance and/or anticipated future contribution of each executive officer.
Annual Bonus Incentives
Executive officers of our subsidiaries are eligible for participation in an annual bonus plan whereby the members of management share an aggregate cash bonus based upon the growth in revenue and the profitability of the respective subsidiary (the “Subsidiary Plan”). The extent to which any individual participates in the Subsidiary Plan is determined by our internal bonus committee, comprised of our Chief Executive Officer, President, Chief Operating Officer, Chief Sales Officer and President, Canadian Operations, subject to the final approval of the Compensation Committee. Factors considered in determining the individual allocations from the Subsidiary Plan include position, responsibilities and individual performance relative to the goals of the respective subsidiary and the Corporation.
As members of the EMT, our Named Executive Officers other than Mr. Barton and Mr. Sabanos (“EMT Members”), participate in an annual cash incentive plan (the “AIP”) that rewards members of the EMT for overall Corporation and personal performance. Bonuses under the AIP are triggered by minimum 5% growth in earnings per share year over year, adjusted to allow for extraordinary items (“Adjusted EPS”). AIP bonuses increase as intermediate annual Adjusted EPS growth targets are achieved up to 20% Adjusted EPS growth.

The AIP was introduced in connection with 2004 performance, and contemplates maximum individual bonuses relative to base salary — for our Chief Executive Officer, up to 200% of base salary, and for other EMT Members, up to 150% of base salary. Maximum bonuses triggered by the attainment of Adjusted EPS growth targets may be reduced at the discretion of the Compensation Committee based upon individual performance metrics contained in annual performance awards, by up to 20% in the case our Chief Executive Officer, and by up to 40% in the case of other EMT Members. Subject to the approval of our Board of Directors, the Compensation Committee has the right to modify the terms of the AIP for any performance period in respect of which a performance award has not yet been paid.
If the Hub International Limited 2005 Equity Incentive Plan (discussed below) is approved by our shareholders at the Meeting, AIP awards for 2005 will be granted under this plan.
Long Term Incentive Compensation
Equity Incentive Plan. The Corporation’s Equity Incentive Plan (the “EIP”) is the current principal long-term incentive component of our executive compensation program. If our shareholders approve the 2005 EIP, as described below, we will discontinue granting awards under the EIP. Under the EIP, the Compensation Committee may make long-term compensation (“LTIC”) awards in the form of restricted share units, options, or restricted shares to the EMT and other key employees. The Compensation Committee uses LTIC as part of a competitive compensation program and to provide an incentive to our executives to increase value for our shareholders on a long-term basis.
Restricted Share Units. Restricted share units represent the right to receive an award of common shares without payment of cash consideration on a deferred basis, subject to such vesting, forfeiture and other restrictions as the Compensation Committee may determine. During fiscal 2004, we granted an aggregate of 138,632 restricted share units to three of our Named Executive Officers (Barton, Lineker and Sabanos), in their capacity as executive officers of certain of our subsidiaries. The restricted share units, which vest in full on January 1, 2011, were awarded in consideration of restructured bonus arrangements with our subsidiaries which were more favorable to the Corporation.
Stock Options. During fiscal 2004, we did not grant any options to any Named Executive Officer. Options granted in prior years typically have a maximum term of seven years, an exercise price equal to the fair market value of a common share on the date of grant, and become exercisable as to one-third of the underlying shares each year from the date of grant. Common shares received on exercise typically are subject to transfer restrictions and held in escrow for five years from the date of grant subject to certain release provisions.
Restricted Shares. During fiscal 2004, we did not issue any restricted shares to any of our Named Executive Officers.
2005 Equity Incentive Plan. The Compensation Committee has recommended to our Board, and our Board has approved, subject to shareholder approval, the adoption of the Hub International Limited 2005 Equity Incentive Plan (“2005 EIP”). A description of the 2005 EIP can be found in the section of this Proxy Circular and Statement entitled “Approval of the Hub International Limited 2005 Equity Incentive Plan.”
As with the EIP, the 2005 EIP authorizes the Compensation Committee to make LTIC awards in the form of restricted share units, options, or restricted shares to the EMT and other key employees. In addition, the 2005 EIP authorizes the Compensation Committee to make LTIC awards in the form of performance shares, which will enable the Corporation to tie LTIC awards to key executives to the achievement of specific performance goals.
The 2005 EIP is intended to further the following objectives and principles:

1.	Provide industry-competitive compensation for EMT Members based upon both Corporation and individual performance;

2.	Recognize and reward the ability of EMT Members to impact the success of the Corporation;

3.	Focus the EMT Members on critical performance criteria and goals;

4.	Encourage teamwork and cooperation throughout the Corporation;

5.	Garner long-term commitment of the EMT Members;

6.	Align the interests of shareholders and the EMT Members; and

7.	Enable the Corporation to use measurable performance metrics when compensating EMT Members.
We have approved for fiscal 2005, two LTIC grants of performance awards to EMT Members, both in the form of restricted share units. Under the first grant, EMT Members (other than the Corporation’s Chief Legal Officer) are contingently granted, in the aggregate, 125,000 restricted stock units, which are allocated among the EMT Members in proportion to the EMT Members’ base salaries. The restricted share units are forfeited in their entirety unless the Corporation achieves at least 5% growth in Adjusted EPS in fiscal 2005 over fiscal 2004. In addition, except in the case of certain circumstances, including change of control, the EMT Member must be employed by the Corporation or a subsidiary on December 31, 2008.
Under the second grant, each EMT Member is contingently granted restricted share units equal in number to 75% of the EMT Member’s base salary, based on our per common share price determined on March 30, 2005, or if greater, $14.00. The restricted share units are forfeited in their entirety unless the Corporation achieves at least 5% growth in Adjusted EPS in fiscal 2005 over fiscal 2004. In addition, except in the case of certain circumstances, including a change of control, the EMT Member must be employed by the Corporation or a subsidiary on December 31, 2009.
We have approved LTIC annual program guidelines for the EMT Members for 2006 and subsequent years. Under the guidelines, which the Compensation Committee may revoke or amend at any time with respect to award not granted, each EMT Member will be contingently granted performance awards in the form of restricted share units equal in number to 50% of the EMT Member’s base salary, based on our per common share price at the time of grant, or if greater, $14.00. The restricted share units will be forfeited in their entirety unless the Corporation achieves an average annual increase of at least 5% in Adjusted EPS compounded over the period of the five consecutive fiscal years that include the fiscal year of grant. In addition, except in the case of certain circumstances, including change of control, the EMT Member must be employed by the Corporation or a subsidiary at the end of the five year period.
Executive Share Purchase Plan
We also have an Executive Share Purchase Plan. Under the Executive Share Purchase Plan, we grant or guarantee loans to our designated employees, officers and service providers to purchase our common shares. Our Board of Directors determines who may participate in the plan. Participation in the plan is entirely voluntary. A loan advanced or arranged under the plan is repayable by the participant ten years from the date of the loan. We pay interest on behalf of the employee. A participant’s entitlement to shares allocated under the plan vests at a rate of 10% per year while employed by us. All shares purchased pursuant to the plan are held as security for the outstanding loans of the participant. Our common shares are purchased from treasury at market value or in the open market without any discount from fair market value. During fiscal year 2004, our Named Executive Officers did not purchase any shares pursuant to our Executive Share Purchase Plan. We have no present intention to arrange for any executive officer to purchase of any further shares under the Executive Share Purchase Plan at this time.
Employee Share Purchase Plan
We also offer an Employee Share Purchase Plan under which our Canadian-resident employees and service providers who have completed three months of continuous service may purchase our common shares by contributing to the plan up to a maximum of 10% of his or her annual compensation. We do not make any loan or other contribution in respect of such purchase. Participation in the plan is entirely voluntary and transfers of shares acquired under this plan are not restricted by the terms of the plan. Common shares are purchased by the trustee of the plan from treasury at market value or in the open market without any discount from fair market value. During fiscal year 2004, our Named Executive Officers did not purchase any shares pursuant to our Employee Share Purchase Plan.
A principal objective of the Executive Share Purchase Plan and the Employee Share Purchase Plan has been to encourage employees, officers and directors to acquire a meaningful equity ownership in the Corporation over a period of time, and as a result, focus their attention on our and our shareholders’ long-term interests.

CEO Compensation
The annual base salary of Mr. Hughes, our Chairman and Chief Executive Officer, was increased for fiscal 2004 to $600,000 from $350,000 in 2003. In determining the amount of the increase, recommended to and approved by our directors, the Compensation Committee considered the compensation of the chief executive officers of comparable companies, general industry benchmarks, Mr. Hughes’ experience in the industry, Mr. Hughes’ years of service with the Corporation, the nature of Mr. Hughes’ responsibilities, the improvement in the Corporation’s performance under Mr. Hughes’ leadership and the compensation earned by the Corporation’s other executive officers. Mr. Hughes annual incentive bonus under the AIP, which was introduced for 2004, was $386,300, as compared to the $350,000 bonus he received under his employment agreement in 2003.
Policy Regarding Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation payments to our executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation Committee has generally endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) with minimal sacrifice in flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation. The Compensation Committee may, in its discretion, enter into compensation arrangements that are not deductible under Section 162(m). A portion of Mr. Hughes’ compensation, in the amount of $58,337, was not deductible by the Corporation in connection with our fiscal year 2004.
By the Order of the Compensation Committee
Frank S. Wilkinson (Chairman)
Edward W. Lyman, Jr.
Anthony F. Griffiths

PERFORMANCE GRAPHS
The following graph illustrates our cumulative total return, assuming reinvestment of dividends, by comparing a C$100 investment in our common shares at December 31, 1999, the date when our shares were first traded on the Toronto Stock Exchange, through December 31, 2004, to the cumulative total return of the S&P/TSX Composite Total Return Index.
S & P/ TSX COMPOSITE INDEX
Cumulative Total Return*

	12/99	12/00	12/01	12/02	12/03	12/04

Hub International Limited — TSX listing	100.00	76.36	91.20	121.93	134.35	136.49
S&P/TSX Composite	100.00	107.41	93.91	82.23	104.20	119.29

*	$100 invested on 12/31/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.
Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
AMONG HUB INTERNATIONAL LIMITED, THE S&P 500 INDEX,
AND A PEER GROUP
The following graph illustrates our cumulative total return, assuming reinvestment of dividends, by comparing a $100 investment in our common shares at June 18, 2002, the date when our shares were first traded on the New York Stock Exchange, through December 31, 2004, to the cumulative total return of the Standard & Poor’s 500 Index and the shareholder return of a current peer group of insurance brokers selected by us.

*	$100 invested on 6/18/02 in stock or on 5/31/02 in index — including reinvestment of dividends. Fiscal year ending December 31.
Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm
Cumulative Total Return

	6/18/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04

Hub International Limited	100.00	100.53	105.65	86.10	90.33	115.53	111.12	113.91	124.72	130.46	123.90	126.51
S & P 500	100.00	92.88	76.83	83.31	80.69	93.11	95.57	107.21	109.03	110.90	108.83	118.88
Peer Group	100.00	99.30	84.33	89.01	84.21	98.74	92.92	98.52	102.30	102.45	104.45	87.24
The self-selected peer group consists of:

Company	Symbol

AON Corporation	AON
Arthur J. Gallagher & Co.	AJG
Brown & Brown Inc.	BRO
Hilb, Rogal, & Hobbs	HRH
Marsh & McClennan Companies Inc.	MMC
Willis Group Holdings Limited	WSH
USI Holdings Corporation	USIH

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationships with Fairfax and insurance companies owned by Fairfax
Fairfax Notes. Fairfax owns or controls $35 million of subordinated convertible notes, which it can convert at any time into our common shares at C$17.00 per share. If such notes had been converted, Fairfax would have owned or controlled 32% of our common shares as of December 31, 2004.
Lombard. Most of our founding Canadian brokerages have generated a significant portion of their revenue from the sale of insurance policies issued by Lombard Canada Ltd. (“Lombard”), a property and casualty insurer that is a wholly-owned subsidiary of Northbridge Financial Corporation (“Northbridge”). Northbridge is a subsidiary of Fairfax. In addition, certain of our Canadian brokerages and their principals have in the past received financial support from Lombard in accordance with standard practice between insurance companies and their significant brokers. Such financial support was primarily in the form of loans and equity investments negotiated at arms length between the parties. Certain of the former shareholders of our brokerages who are officers or employees of one of our brokerages or the Corporation, or associates of such individuals, remain indebted to Lombard as of December 31, 2004 in an aggregate amount of approximately C$470,000.
Revenue from Related Entities. We had transactions with and recorded income from the following related parties, which represented approximately 8.3%, 9.9% and 9.1% of our total revenue in 2004, 2003 and 2002, respectively.

	Year Ended December 31,

	2004	2003	2002

	(in thousands)
Northbridge Financial Corporation	$23,378	$18,504	$12,787
Crum & Forster Holdings, Inc.	682	1,259	914
Fairfax Inc.	3,638	8,411	6,278

	$27,698	$28,174	$19,979

Old Lyme Insurance Company, Ltd (“OLIC”)	2,113	—	—

Total	$29,811	$28,174	$19,979

As of December 31, 2004, we had accounts receivable and accounts payable balances with these related parties in the amounts of $4.6 million and $17.8 million, respectively. All revenue and related accounts receivable and accounts payable are the result of transactions in the normal course of business and were transacted at fair market value.
The companies listed above, except for OLIC, are related through common ownership by Fairfax. During the second quarter of 2004, Fairfax sold OLIC to Old Lyme Insurance Group, Ltd, a company owned primarily by a group of Hub employees, including Bruce Guthart, our Chief Operating Officer and a director of Hub, and Michael Sabanos, Executive Vice President and Chief Financial Officer of HUB Northeast. Mr. Guthart is a director of OLIC. Mr. Sabanos is the Executive Vice President, Chief Financial Officer and a director of Old Lyme Insurance Group, Ltd. and a director of OLIC. We continue to place insurance with OLIC. The compensation that Hub earns from the business placed with OLIC and the fees it earns from managing OLIC are substantially the same as if Fairfax continued to own the company.
Fairfax insurance coverage
Fairfax purchased an extended reporting period option on a multi-line excess insurance policy which provided coverage for claims made between May 31, 2003 and May 31, 2004 where the incident took place prior to May 31, 2003. No claims were made under such policy during the extended reporting period. Our share of the premiums for this coverage for the fiscal year ended December 31, 2004, including D&O, was $197,916.

Relationships with senior officers and directors
In most circumstances, when we acquire a brokerage we only purchase the brokerage operations and not other assets, such as the building from which a brokerage operates. In circumstances where the former principal of an acquired brokerage owns the office space, we may enter into an agreement to lease the premises from the former principal at fair market value. R. Craig Barton, President of our Canadian Operations and Chairman and Chief Executive Officer of HUB Barton, leases three premises to us through a company he controls. The following table lists the annual base rent and expiration date of each lease.

Current Annual Base Rent	Future Annual Base Rent	Expiration Date

C$164,872	C$197,808 as of January 1, 2006	December 31, 2010
C$71,280	C$71,280	November 30, 2008
C$179,511	C$179,511	December 31, 2007
In addition, we lease three of our locations from a company which is owned 40% by Mr. Barton and 25% by James Barton, President and Chief Operating Officer of HUB Barton and Mr. Barton’s brother. The following table lists the annual base rent and expiration date of each lease as of December 31, 2004.

Current Annual Base Rent	Future Annual Base Rent	Expiration Date

C$106,100	C$106,100	March 31, 2007
C$25,740	C$25,740	November 30, 2008
C$58,500	C$58,500	November 30, 2009
In addition, we lease one of our locations from James Barton, at an annual rent of C$54,384 as of December 1, 2004. This lease expires on November 30, 2008.
We believe that each of these leases represents the fair market value of the associated premises.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
We purchase and maintain directors’ and officers’ (D&O) liability insurance for our directors and officers. This insurance provides an each loss and aggregate limit of $30 million and a deductible of $250,000 per loss and $500,000 for securities claims. The approximate premium and associated fixed expenses paid for these coverages for the policy year from May 31, 2004 to May 31, 2005 was $900,120, inclusive of additional premiums attributable to Talbot Financial Corporation (Talbot), one of our subsidiaries which was acquired in 2004. In addition, Fairfax maintained an extended reporting period to their excess policy for all claims made between May 31, 2003 and May 31, 2004 where the incident took place prior to May 31, 2003. This coverage included, but was not limited to, D&O liability insurance for the Corporation and its officers and directors and provided an each loss and aggregate annual limit of $250 million in excess of a $1.0 million self insured retention. The approximate premium paid for the D&O portion of the Fairfax program in respect of the 2004 fiscal year was $65,312. No claims were made under during the extended reporting period. See also “Certain Relationships and Related Transactions — Fairfax insurance coverage.” We also maintain a “Side A Tower” which provides each of our directors and officers with an additional $10 million of individual coverage. The approximate premium for this additional coverage for the policy year from May 31, 2004 to May 31, 2005 was $185,720 inclusive of additional premiums attributable to Talbot.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a standing committee of Hub’s Board of Directors, which is to be comprised of three directors who are independent. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Hub’s financial reporting process. The Audit Committee is currently comprised of Stuart B. Ross (Chair), Paul Murray and Edward W. Lyman, Jr.
We reviewed Hub’s consolidated audited financial statements for the fiscal year ended December 31, 2004 and management’s assessment of Hub’s internal control over financial reporting included in Management’s Annual Report on Internal Control Over Financial Reporting appearing in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Hub’s management has primary responsibility for its financial statements and maintaining effective internal control over financial reporting and for its assessment of the effectiveness thereof. We met separately with both management and PricewaterhouseCoopers LLP, Hub’s independent auditors, to discuss and review those financial statements and management’s assessment prior to issuance. We also reviewed with management, the head of Hub’s internal audit group, and Hub’s independent auditor, the quality, adequacy and effectiveness of Hub’s accounting practices and internal controls and any significant deficiencies or material weakness in internal controls.
Management has represented to the Audit Committee that Hub’s financial statements were prepared in accordance with Canadian generally accepted accounting principles and its assessment that the corporation maintained effective internal control over financial reporting as at December 31, 2004 was made based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commissions (COSO).
The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present Hub’s financial position, results of operations and cash flows in conformity with Canadian generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (United States) and discuss with the Audit Committee any issues they believe should be raised with management. The independent auditors also audit the effectiveness of the Corporation’s internal control over financial reporting and management’s assessment thereof and discuss with the Audit Committee any issues they believe should be raised with management based on their audits.
The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. These items relate to that firm’s independence from Hub. The Audit Committee also discussed with PricewaterhouseCoopers LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee has implemented a procedure to monitor auditor independence and discussed with the independent accountants their independence.
Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that Hub’s consolidated audited financial statements and Management’s Annual Report on Internal Control Over Financial Reporting be included in Hub’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
Hub’s Board of Directors has adopted a written Audit Committee Charter, the adequacy of which it reviews annually.
By the Order of the Audit Committee
Stuart B. Ross (Chairman)
Paul Murray
Edward W. Lyman, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	December 31, 2004	December 31, 2003

Audit Fees	$2,676,000	$1,173,000
Audit-Related Fees	243,000	56,000
Tax Fees	658,000	514,000
All Other Fees	2,000	127,000

Total	$3,579,000	$1,870,000

Audit Fees. Consists of fees billed for the audit of our annual financial statements included in our Annual Report on Form 10-K, the audit of internal controls over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, and general accounting advice. This category also includes fees billed for advice on audit and accounting matters that arose during, or as a result of, the audit of the annual financial statements or the review of interim financial statements during these periods. A portion of these fees relate to expenses incurred in the audit of Talbot Financial Corporation performed in connection with the acquisition of that company.
Audit-Related Fees. Consists of fees billed in 2004 for the audit of the 401(k) plan of one of our subsidiaries which was performed during 2003.
Tax Fees. Consists of the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.
All Other Fees. Consists of miscellaneous fees billed and a technology license for access to certain general information provided by PricewaterhouseCoopers LLP.
All audit and non-audit services provided by PricewaterhouseCoopers LLP are approved by the Audit Committee, which considers whether the provision of audit services is appropriate and whether the provision of non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has approved a formal policy concerning the procedure for pre-approval of the auditors to perform both audit and non-audit services which can be accessed on the Internet at our website (www.hubinternational.com) or a copy can be requested free of charge by writing or calling our Secretary at 55 East Jackson Blvd., Chicago, IL, 60604, 1-877-402-6601. All of the fees earned by PricewaterhouseCoopers LLP described above were attributable to services pre-approved by the Audit Committee.
APPOINTMENT OF INDEPENDENT AUDITORS
PricewaterhouseCoopers LLP has served as our independent auditors since our incorporation in November 1998. Our Board of Directors recommends that our shareholders vote FOR the reappointment of PricewaterhouseCoopers LLP as our auditors to hold office until the next annual meeting of shareholders at compensation to be fixed by the Audit Committee of our Board of Directors. Unless otherwise directed the management representatives designated in the enclosed form of proxy intend to vote FOR the reappointment of PricewaterhouseCoopers LLP as our auditors and authorization of the Audit Committee of our Board of Directors to fix the compensation to be paid to the auditors.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from our shareholders.

APPROVAL OF THE HUB INTERNATIONAL LIMITED 2005 EQUITY INCENTIVE PLAN
Our Board of Directors, upon the recommendation of our Compensation Committee, has unanimously approved, subject to shareholder approval, the Hub International Limited 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan” or “2005 EIP”).
The full text of the resolutions approving the 2005 EIP appear in Resolution No. 1 in Appendix A to this Proxy Circular and Statement.
In order to be effective, the 2005 EIP must be approved by a majority of the votes cast at the Meeting.
Our Board of Directors took the following into consideration when approving the 2005 EIP:

a.	Awards under the 2005 EIP will be used, through vesting and transfer restrictions, to garner the long-term commitment of our key employees and to align their interests with the interests of our shareholders.

b.	The possibility of awards under the 2005 EIP may allow us in our acquisition of a brokerage to negotiate a favorable purchase price and to secure the support of key employees of the acquired brokerage through vesting terms and transfer restrictions on such awards.

c.	The 2005 EIP’s provisions for performance awards will allow us greater flexibility to design awards that will provide incentives to management to achieve specific, targeted goals.

d.	The terms of the 2005 EIP will allow us to grant awards to our U.S. employees that will be deductible as an expense in any given fiscal year in accordance with applicable U.S. Treasury Regulations.
If our shareholders approve the 2005 EIP, our Compensation Committee will discontinue granting awards under the Hub International Limited Equity Incentive Plan, our current incentive compensation plan (the “EIP” or “Prior Plan”).
Our Board of Directors recommends that our shareholders vote FOR the 2005 Equity Incentive Plan. Unless otherwise directed, the management representatives designated in the enclosed form of proxy intend to vote FOR the 2005 Equity Incentive Plan.
Interests of Directors and Executive Officers
Each of the directors and Named Executive Officers of the Corporation listed on page 7 of this Proxy Circular and Statement will be eligible for awards under the 2005 EIP, and accordingly, has a substantial interest in the 2005 EIP becoming approved.
Description of Equity Incentive Plan
The following is a general description of the material features of the 2005 Equity Incentive Plan. This description is qualified in its entirety by reference to the actual text of the 2005 Equity Incentive Plan, which is attached to this Proxy Circular and Statement as Appendix B. Capitalized terms not expressly defined in this description shall have the meanings described to them in the 2005 Equity Incentive Plan.
Purpose
The purposes of the 2005 Equity Incentive Plan are to advance our interests by linking the personal interests of participants to those of our shareholders by providing participants with an incentive for outstanding performance. Further, the 2005 Equity Incentive Plan is intended to assist us in our ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.
Administration
The 2005 Equity Incentive Plan is administered by our Compensation Committee. The 2005 EIP contemplates that the Compensation Committee appointed by the Board to administer the 2005 EIP will be comprised of two or more directors each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3), provided that the delegation of powers to such committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3 of the Exchange Act).
The Compensation Committee may, subject to stock exchange requirements, select participants; make awards; determine the number of common shares subject to each award; determine the terms and conditions of each award (including those related to transferability, vesting, forfeiture and exercisability and the effect of a participant’s termination of employment); determines the terms and conditions of any financial assistance provided to a participant in accordance with the 2005 Equity Incentive Plan; adjust the terms of an award to comply with the laws, regulations or rules of any applicable jurisdiction or stock exchange; amend the terms and conditions of an award; specify and approve the provisions of award documents; construe and interpret any award document; prescribe, amend and rescind rules and procedures relating to the 2005 Equity Incentive Plan; delegate to one or more of our officers its authority under the 2005 Equity Incentive Plan; adopt, on our behalf, one or more sub-plans applicable to separate classes of participants who are subject to the laws of jurisdictions outside of the United States and Canada; employ legal counsel, independent accountants and consultants for the administration of the 2005 Equity Incentive Plan; and make all other determinations necessary or advisable for the administration of the 2005 Equity Incentive Plan.
Authorized Shares and Limitations on Awards
The 2005 Equity Incentive Plan authorizes our Compensation Committee to issue compensatory awards of our common shares and awards that are denominated in and/or may be settled by delivery of our common shares. Subject to adjustments as described below, under the 2005 Equity Incentive Plan. Our Compensation Committee is authorized to issue awards on our underlying common shares which do not in the aggregate exceed 3,631,820 common shares (the “Plan Limit”), the same maximum amount authorized under the Prior Plan, reduced by (i) any common shares that have been issued under the Prior Plan, and (ii) any shares that are subject to outstanding awards under the Prior Plan that have not been forfeited or cancelled. Accordingly, approval of the 2005 EIP will not result in any increase in the number of authorized common shares for compensation awards over those currently authorized. The authorized common shares amount represents approximately 12% of our outstanding common shares as of March 23, 2004, the Record Date of the 2004 Annual Meeting of Shareholders. Subject to compliance with applicable laws, regulations and rules of any applicable jurisdiction or stock exchanges, shares utilized in connection with the 2005 Equity Incentive Plan may be purchased on the open market or otherwise acquired, newly issued shares, treasury shares, or any combination thereof. As of December 31, 2004, the closing price of our common shares on the New York Stock Exchange was $18.41 per share.
For purposes of determining the number of common shares that remain available for issuance under the 2005 Equity Incentive Plan, there shall be added back to the Plan Limit and again be available for future awards the number of shares withheld to satisfy a participant’s tax withholding obligations under the 2005 EIP and the Prior Plan, and the number of common shares underlying any award that are surrendered and cancelled under the 2005 EIP and the Prior Plan without being issued or exercised (in the case of Options).
Individual Limitations. Subject to adjustment as described below, no individual may be granted Options in any calendar year covering more than 100,000 common shares. If a Performance Award (described below) is denominated in cash, no individual may receive Performance Awards for a Performance Period that when paid will exceed, in the aggregate, $3,000,000 multiplied by the number of years in the Performance Period. Further, if a Performance Award is denominated in Restricted Share Units (described below) or otherwise with reference to common shares, no individual may receive Performance Awards for a Performance Period that when granted will exceed an amount that is 65,000 common shares multiplied by the number of years in the Performance Period. For purposes of this maximum common shares limit on Performance Awards, in the case of a Performance Award that is denominated in cash but paid in whole or in part in common shares, the number of common shares delivered in settlement of the Performance Award shall based on the fair market value of the common shares as determined on the last day of the Performance Period, as fair market value is determined under the 2005 EIP.
If there is any change in number of our outstanding common shares by reason of a stock dividend or split or a recapitalization, consolidation, combination or exchange of shares, or any other change which our Compensation Committee determines is a sufficiently fundamental change, our Compensation Committee will make, subject to any required approval of any relevant stock exchange or other applicable authority, an appropriate substitution or adjustment in (i) the number and kind of shares authorized for awards under the 2005 EIP, (ii) the number and kind of shares that remain available for grant under the 2005 EIP, (iii) the number and kind of shares subject to outstanding Awards granted under the 2005 EIP, (iv) the exercise prices of outstanding options, and (iv) the limits described above on the number of common shares available for grant to individuals per fiscal year.
Eligibility and Types of Awards.
The 2005 EIP authorizes the grant of Options, Restricted Shares, Restricted Share Units, and Performance Awards. Awards may be granted by the Compensation Committee to individuals who are our directors, officers or other key employees of the Corporation or a subsidiary with the potential to contribute to our future success (“Eligible Individuals”). The Compensation Committee has no obligation to grant any award or to designate an individual as a participant. As of December 31, 2004, approximately six directors who are not employees of the Corporation or any subsidiary, approximately 12 officers, and approximately 210 other key employees would have been eligible to receive awards under the 2005 EIP.
Options
The Compensation Committee may grant Options under the 2005 Equity Incentive Plan that entitle a participant to purchase a specified number of shares during a specified time at a price fixed by the Compensation Committee on the date of grant or to be determined by a specified method, provided that such price shall not be less than the fair market value of a common share on the date of the grant. An Option shall become exercisable after or at the time such Option becomes vested as determined by the Compensation Committee. An Option shall be exercisable during such period(s) and on such terms as shall be determined by the Compensation Committee and the Compensation Committee may, subject to regulatory approval, extend the term of an Option after the date of grant provided that Options must expire not later than ten years after the date of grant. An Option which is not exercised shall expire without any payment to the participant.
Exercise of Options. Under the 2005 Equity Incentive Plan, subject to the terms of the award, the exercise price of an Option can be paid in cash, certified check or bank check, or a combination thereof. The Compensation Committee may also establish procedures pursuant to which an Option may be exercised through a “cashless exercise” procedure involving a broker or dealer approved by the Compensation Committee, that affords participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy the minimum required withholding tax obligations related to the Option.
Treatment of Options Upon Termination of Employment. Upon a participant ceasing to be an Eligible Individual by reason of death, disability, dismissal without just cause, resignation for good reason, retirement or a change of control, the unvested portion of such participant’s Options shall immediately vest in full.
Upon a participant’s ceasing to be an Eligible Individual under the 2005 EIP for any other reason, the unvested portion of any Option held by the participant shall be forfeited and cancelled. The Board, upon the advice of the Compensation Committee, may in any particular case suspend or vary the above forfeiture provisions, but only in a manner that is not adverse to the participant and complies with applicable laws and stock exchange rules. Upon termination of employment by reason of dismissal without just cause, resignation for good reason or a change of control, the participant, except to the extent provided otherwise in the award document, will retain the right to exercise the vested portion of any Option for a period of three years following such termination (one year following such termination for our directors). Upon a participant’s termination of employment by reason of death, disability, or retirement, the participant shall retain the right to exercise the vested portion of any Option held by the participant for the remainder of its term. Upon any other termination, the vested portion of the Option shall remain exercisable for ninety days, but in no event longer than the Option term.
No Repricing of Options. Except for adjustments for certain corporate events as described above in “Authorized Shares and Limitations on Awards,” the 2005 EIP expressly prohibits the Committee from repricing options once they are granted.

Restricted Shares
Subject to applicable law relating to payment for common shares, the Compensation Committee may grant, for no cash consideration, Restricted Shares that shall be held in escrow rather than delivered to the participant pending the release of the applicable restrictions. The participant shall generally have the right to vote the Restricted Shares and to receive dividends. Unless determined otherwise by our Compensation Committee cash dividends and stock dividends with respect to the Restricted Shares shall be withheld by us for the participant’s account, subject to the same restrictions as the underlying Restricted Shares. The duration of the restricted period and the other restrictions, if any, that shall be imposed upon the Restricted Shares shall be determined by the Compensation Committee at the time each grant of Restricted Shares is made. The Compensation Committee may, in any particular case and in its sole discretion, reduce any restricted period or any other restrictions regarding the transferability or forfeiture of all or a portion of any award.
Treatment of Restricted Shares Upon Termination of Employment. Upon a participant ceasing to be an Eligible Individual by reason of death, disability, dismissal without just cause, resignation for good reason change of control, or retirement, the restricted period applicable to a grant of Restricted Shares shall terminate. Upon a participant’s ceasing to be an Eligible Individual under the 2005 EIP for any other reason, all of a participant’s Restricted Shares shall be forfeited with any payment to the participant. The Committee may in any particular case in its sole discretion suspend or vary the above forfeiture provisions, but only in a manner that is not adverse to the participant and complies with applicable laws and stock exchange rules.
Restricted Share Units
The Compensation Committee may grant Restricted Share Units which represent the right to receive a future award of our common shares subject to such vesting, forfeiture and other restrictions during a restricted period as the Compensation Committee may determine. Each Restricted Share Unit represents the right of the participant to receive one common share upon the lapse of the applicable restricted period. Upon the grant of a Restricted Share Unit, a participant’s account will be credited with the appropriate number of Restricted Share Units. Our Compensation Committee may determine at the time of grant that in the event that the Corporation pays any cash or other dividend or distribution with respect to our common shares, a participant’s account will be credited with further Restricted Share Units of like value. Such credited dividends, if any, shall be subject to the same restrictions as the underlying Restricted Shares.
Treatment of Restricted Share Units Upon Termination of Employment. Upon a participant ceasing to be an Eligible Individual by reason of death, disability, dismissal without just cause, resignation for good reason, change of control, or retirement, the restricted period applicable to a grant of Restricted Share Units shall terminate. Upon a participant’s ceasing to be an Eligible Individual under the 2005 EIP for any other reason, all of a participant’s Restricted Share Units shall be forfeited without any delivery of common shares to the participant. The Committee may in any particular case in its sole discretion suspend or vary the above forfeiture provisions, but only in a manner that is not adverse to the participant and complies with applicable laws and stock exchange rules.
Performance Awards
The Compensation Committee may grant Performance Awards to Eligible Individuals. A Performance Award may be denominated as (i) units payable in cash or common shares, (ii) a percentage of an Eligible Individual’s compensation, (iii) a cash amount or amounts, or (iv) a number of common shares. A Performance Award may also be denominated as one or more Restricted Share Units, in which case the Restricted Share Units are governed by the provisions of the 2005 EIP governing Performance Awards rather than the provisions governing Restricted Share Units.
A Performance Award represents a contingent right to payment of cash and/or common shares subject to the achievement or satisfaction of one or more performance conditions established by the Compensation Committee for a period of at least one year but not exceeding five years (the “Performance Period”); a Performance Award for a Performance Period of one year may also be entitled an “Annual Incentive Award” by the Compensation Committee.
Under the 2005 EIP, the performance conditions for a Performance Award must consist of one or more business criteria, as specified by the Compensation Committee, and may consist of corporate-wide, subsidiary, divisional, or operating unit performance criteria. The Compensation Committee may additionally condition the payment of Performance Awards upon the continued service of the recipient. The amount payable under a Performance Award may vary depending upon the level of achievement or satisfaction attained with respect to the established performance conditions, as established by the Compensation Committee at the time of grant.
Following the close of the Performance Period for a Performance Award, the Compensation Committee will determine and certify in writing the extent to which the performance conditions for the Performance Award have been achieved and determine the number of units, cash or common shares that have been earned under the Performance Award. Except in the case of Performance Awards to individuals who are “Covered Employees” (discussed below), the Compensation Committee may increase or decrease the amount payable to the Performance Award recipient above or below the calculated amount of the Performance Award to take into consideration individual performance. Upon determining a final payment amount for a Performance Award (and if applicable, following the close of any additional vesting period), the Corporation shall make payment to the recipient.
If a Performance Award recipient ceases to be an Eligible Individual under the 2005 EIP for any reason other than death, disability, dismissal without just cause, a change in control, or, in the case of an individual who is not a Covered Employee, retirement or resignation for good reason prior to the completion of the Performance Period (and if applicable, any additional vesting period), an Eligible Individual’s Performance Awards shall be forfeited and cancelled without payment.
Upon a Performance Award recipient ceasing to be an Eligible Individual by reason of death, disability, or dismissal without just cause prior to completion of the Performance Period (and if applicable, any additional vesting period), such recipient shall be eligible for an accelerated and prorated payment of his or her Performance Award if and to the extent provided in the award document; otherwise the Performance awards shall be forfeited and cancelled without payment.
Except in the case of a Covered Employee, upon a Performance Award recipient ceasing to be an Eligible Individual by reason of Retirement or for good reason prior to completion of the Performance Period (and if applicable, any additional vesting period), such recipient shall be eligible for an accelerated and prorated payment of his or her Performance Award if and to the extent provided in the award document; otherwise the Performance Awards shall be forfeited and cancelled without payment.
In the event of a change of control, a Performance Award shall automatically vest at target levels, and the Performance Period shall be deemed to have ended as of the date of the change of control. If the deemed Performance Period is shortened from the original Performance Period, a Performance Award recipient shall be entitled to a prorated payment of his or her Performance Award (determined at target levels) based on the number of full months that the shortened Performance Period bears to the original Performance Period.
Under the 2005 EIP,
“change of control” means a sale of all or substantially all of our assets or the acquisition by any person or group of related persons (other than Fairfax of persons related to Fairfax) of more than 50% of our shares ordinarily entitled to be voted on the election of directors; “good reason” means (i) the breach of the terms of the participant’s employment agreement by us; (ii) the direct or indirect assignment to the participant of any duties or reporting responsibilities materially inconsistent with the services contemplated in the participant’s employment agreement (excluding any isolated and inadvertent assignment that is remedied by the participant’s employer within thirty days after receipt of notice from the participant); (iii) a reduction in the participant’s compensation (other than any reduction in performance-based compensation that is due to the failure to achieve the stated performance measures) or an unreimbursed reduction in benefits; (iv) any failure by us to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of our business and/or assets to assume expressly and agree to perform the provisions of the participant’s employment agreement in the same manner and to the same extent that the employer would be required to perform if no such succession had taken place; (v) the failure by the employer to continue to provide the participant with benefits; (vi) the relocation of the participant’s principal place of business to a location such that the participant’s regular commute is substantially in excess of the participant’s existing commute to the participant’s then existing principal place of business; and

“just cause” means (i) a material breach by the participant of the provisions of the participant’s employment agreement, which breach shall not have been cured by the participant within thirty days following written notice by the participant’s employer, (ii) the commission of gross negligence by the participant in the course of his or her employment, which commission has a material adverse effect on the corporation, (iii) the commission by the participant of a criminal act of fraud, theft or dishonesty causing damages to the Corporation, (iv) the participant’s conviction of (or plead of nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in material financial harm to or materially adversely affects our goodwill, or (v) such other act or omission that a court of competent jurisdiction declares in a written ruling to be a breach of the participant’s responsibilities under his or her employment agreement of such materiality as to justify a termination of employment.
Reorganizations
The existence of the 2005 Equity Incentive Plan and the awards granted thereunder shall not affect or restrict in any way our right or power to undertake any reorganization, make any change in our capital structure or our business, conduct any merger or consolidation, pay any dividend or make any other distribution, issue shares, options, warrants or rights to purchase shares, issue bonds, debentures or preference shares whose rights are superior to or affect the common shares or the rights thereof or which are convertible into or exchangeable for common shares, dissolve or liquidate, sell or transfer all or any part of our assets or business, or conduct any other corporate act or proceeding.
In the event of our reorganization or the amalgamation, merger or consolidation with another corporation, the Compensation Committee may make provision for the protection of the rights of participants.
Amendment, Suspension and Termination
Our directors or the Compensation Committee may amend, terminate or suspend the 2005 EIP at any time. However, no amendment or modification which (i) increases the number of authorized shares under the 2005 EIP, or (ii) which must otherwise be approved by our shareholders pursuant to applicable rules of an exchange or of the Internal Revenue Code (“Code”) shall be effective without shareholder approval. No awards may be granted under the 2005 EIP on or after the date that is the tenth anniversary of the 2005 EIP’s effective date.
General
No award or amount payable under, or interest in, the 2005 Equity Incentive Plan shall be transferable by a participant except by will or the laws of descent and distribution provided, however, that the Compensation Committee may permit the transfer of an Option for no consideration to a participant’s family members, a trust for their benefit or to a personal holding company controlled by the participant.
No participant shall have any claim or right to receive grants of awards or to continued employment and the 2005 Equity Incentive Plan will not interfere in any way with our right to terminate the employment of any individual any time, with or without cause.
The 2005 EIP is intended to constitute an “unfunded” plan for incentive compensation, with costs of administration borne by the Corporation.
Certain Federal Income Tax Considerations
The following is a brief and general summary of the U.S. federal income tax consequences of transactions under the 2005 EIP based on U.S. federal income tax laws in effect on January 1, 2005. The summary does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local, Canadian, and foreign tax laws that may also be applicable to awards and transactions involving awards. It should also be noted that the U.S. federal income tax laws may not apply to the recipient of an award under the 2005 EIP.
Options. With respect to Options granted under the 2005 EIP, (i) no income is recognized by the optionee at the time the Option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the Option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Corporation is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of an Option will constitute wages for which withholding will be required.
Restricted Shares. A recipient will not realize taxable income at the time of grant of a Restricted Shares award, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares of Corporation common shares subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Corporation will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Corporation. The recipient of a Restricted Shares award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the Restricted Shares award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Corporation common stock over the amount paid by the recipient, if any, in which case (1) the Corporation will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Corporation, and (3) there will be no further federal income tax consequences to either the recipient or the Corporation when the restrictions lapse. In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required.
Restricted Share Units and Performance Awards. An Eligible Individual who is awarded one or more Restricted Share Units and/or Performance Awards will not recognize income and the Corporation will not be allowed a deduction at the time the award is made. When a Restricted Share Unit or Performance Award recipient receives payment for such awards in cash or common shares, the amount of the cash and the fair market value of the common shares received will be ordinary income to the recipient and will be allowed as a deduction for U.S. federal income tax purposes to the Corporation. In the case of a recipient who is an employee, any amount included in income will constitute wages for which withholding will be required.
Section 162(m) Limit. Section 162(m) of the Code generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1,000,000 per year. However, certain “performance-based compensation” paid to such officers is exempt from the $1,000,000 annual deduction limit.
The 2005 EIP is designed to enable the Corporation to provide grants of Options and Performance Awards under the 2005 EIP to the Corporation’s “Covered Employees” (executive officers) that will satisfy the requirements of the exception of Code section 162(m) for performance-based compensation. The right of a Covered Employee to receive cash and/or common shares in settlement of a Performance Award will be contingent upon the achievement of objective performance goals established by the Compensation Committee no later than 90 days following the commencement of the applicable Performance Period.
Under the 2005 EIP, a performance goal in the case of a “Covered Employee” will be based on one or more of the following criteria: earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net or operating income; earnings per share; expense reductions; return on investment; combined net worth; debt to equity ratio; operating cash flow; return on total capital, equity, or assets; total shareholder return; economic value; loss ratios; margin improvements; organic growth (i.e., increases in same store sales); client retention; acquisition revenue; return on investment on acquisitions; or changes in the market price of the Corporation’s common shares. The criteria selected by the Compensation Committee from the foregoing list may relate to the Corporation, one or more of its subsidiaries, one or more of its business units or any combination of the Corporation, its subsidiaries and business units. The formula for any Performance Award may include or exclude items, such as extraordinary gains or losses. Performance goals may be based on the performance of the Corporation generally or relative to peer company performance, indices, or combinations thereof. A performance goal may include a threshold level of performance below which no vesting or payout will occur, target levels at which full vesting or a full payout will occur and (or) a maximum level at which specified additional vesting or a specified additional payout will occur. The attainment or satisfaction of a performance goal shall be subject to written certification by the Compensation Committee. Once a performance goal is established, the Compensation Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a Covered Employee with respect to a Performance Award upon attainment of the performance goal.
Income Tax Withholding. Upon an employee’s realization of income from an award, the Corporation is generally obligated to withhold against the employee’s U.S. Federal and state income and employment tax liability. Payment of the withholding obligation can also be made from other amounts due from the Corporation to the award recipient. If the recipient elects to reduce the number of common shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares reduced will be treated as having been sold to the Corporation.
Capital Gains. Generally, under law in effect as of January 1, 2005, net capital gain (net long-term capital gain minus net short-term capital loss) is taxed at a maximum rate of 15%.
Section 409A of the Code. Section 409A of the Code, which was enacted into law in October, 2004, dramatically changes the U.S. federal income tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, Restricted Stock Units that are not settled immediately upon vesting. Upon a violation of the rules under Section 409A, a participant must include in ordinary income all amounts considered deferred compensation, pay interest from the date of the deferral and pay an additional 20% tax. Because of the current lack of guidance from the U.S. Treasury Department, it is not entirely certain how this new law will be applied to the various awards available under the Plan. The Corporation, however, intends that awards granted under the Plan will not be subject to the requirements of Code section 409A and has structured and intends to administer and interpret the 2005 EIP (and awards granted under the 2005 EIP Plan) in such a manner.
New Plan Benefits. As described above, benefits that may be paid under the 2005 EIP are subject to maximum plan and maximum individual limitations. The actual benefits that will be paid under the 2005 EIP will depend upon a number of factors, including the market value of the Corporation’s common shares on future dates, and in the case of Performance Awards with vesting based on the achievement of one or more performance measures, actual performance of the Corporation, a subsidiary or other business unit (both absolutely, and in some cases, as measured against the performance of peer companies), and the personal performance of the Performance Award recipient. Since these factors are not known at this time, the benefits or amounts paid under the 2005 EIP, and the market value of such awards, are not yet determinable. In addition, because of these unknown variables, it is not possible to determine the benefits that might be received by recipients under the 2005 EIP.
Effective Date. If approved by our shareholders, the 2005 EIP described above will be effective as of the date of approval.
INTEREST OF CERTAIN PERSONS IN
OPPOSITION TO MATTERS TO BE ACTED UPON
Management is not aware of any substantial interest, direct or indirect, by share holdings or otherwise of any director, officer or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the Board.
INFORMATION CONCERNING THE CORPORATION
You can obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (which is our current Annual Information Form under Canadian law and which includes our most recently filed annual financial statements, together with the accompanying report of our independent auditors) and any pertinent pages of any documents incorporated by reference therein, Quarterly Reports (which are Interim Reports under Canadian law) that have been filed for periods after the end of the 2004 fiscal year, and additional copies of this Proxy Circular and Statement without charge to our shareholders on our website at (www.hubinternational.com) or by writing or calling our Secretary at 55 East Jackson Boulevard, Chicago, IL, 60604, 1-877-402-6601. You may also obtain additional information about the corporation on SEDAR at www.SEDAR.com or on EDGAR at www.sec.gov.

DIRECTORS’ APPROVAL
The contents and the sending of this Proxy Circular and Statement have been approved by our Board of Directors.

By Order of the Board of Directors,

W. Kirk James
Vice President, Secretary and
Chief Corporate Development Officer
Dated: March 30, 2005

APPENDIX A
RESOLUTION OF THE SHAREHOLDERS OF
HUB INTERNATIONAL LIMITED
(the “Corporation”)
TO APPROVE THE HUB INTERNATIONAL LIMITED 2005 EQUITY INCENTIVE PLAN
Capitalized terms used in this resolution without definition shall have the respective meanings given to them in the Hub International Limited 2005 Equity Incentive Plan.
RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The Hub International Limited 2005 Equity Incentive Plan (the “2005 EIP”), as described in the accompanying Management Information Proxy Circular and Statement, be and is hereby ratified, authorized and approved.

2.	The Corporation’s Compensation Committee be and is hereby authorized to make such non-material modifications or amendments to the 2005 EIP it may determine necessary in order to finalize and implement the 2005 EIP in accordance with the intent of the immediately preceding resolution.

3.	The Corporation’s Compensation Committee be and is hereby authorized to make such awards in accordance with the 2005 EIP as the Compensation Committee, in its discretion, may deem advisable and in the best interests of the Corporation.

4.	Up to Three Million Six Hundred Thirty-One Thousand and Eight Hundred Twenty (3,631,820) common shares of the Corporation be reserved for issuance from treasury to satisfy awards made pursuant to the 2005 EIP.

5.	Any director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to do all acts and things an execute and deliver or cause to be delivered all documents and instruments as in the option of such director or officer may be necessary or desirable to carry out the intent of the foregoing resolutions.

APPENDIX B
HUB INTERNATIONAL LIMITED 2005 EQUITY INCENTIVE PLAN

1.	Purposes. The purposes of the HUB INTERNATIONAL LIMITED 2005 EQUITY INCENTIVE PLAN, as amended from time to time (the “Plan”), are to advance the interests of Hub International Limited, a corporation organized under the laws of Canada, and any successor thereto (the “Company”), by linking the personal interests of participants to those of the Company’s stockholders by providing Participants (as such term is defined below) with an incentive for outstanding performance. The Plan is further intended to assist the Company in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of the Company’s and its Subsidiaries’ (as such term is defined below) operations is largely dependent.

2.	Definitions and Rules of Construction.

(a)	Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Account” means the bookkeeping record established by the Company for each Participant. An Account is established only for purposes of measuring the value of the Company’s obligation to a Participant in respect of an Award.

“Annual Incentive Award” means a Performance Award granted to an Eligible Individual under Section 9 to receive cash or Shares upon the attainment of the performance conditions and other criteria established by the Committee for a Performance Period of one fiscal year.

“Associate” has the meaning ascribed to such term in the Securities Act (Ontario), as amended from time to time.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual (as hereinafter defined) in the form of Options, Restricted Shares, Restricted Share Units, or Performance Awards.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant, provided that, if the Company is providing financial assistance to a Participant, the Award Document shall include a promissory note signed by the Participant.

“Board” means the Board of Directors of the Company.

“Change of Control” means a sale of all or substantially all of the assets of the Company or the acquisition by any person or group of related persons (other than Fairfax Financial Holdings Limited or persons related to Fairfax Financial Holdings Limited) of more than 50% of the shares of the Company ordinarily entitled to be voted on the election of directors.

“Code” means the Internal Revenue Code of 1986 (United States), as amended from time to time, and the rules and regulations (including any proposed regulations) promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan and comprised of two or more directors each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3), provided that the delegation of powers to such committee shall be consistent with applicable laws, regulations and rules of any applicable jurisdiction or stock exchange (including, without limitation, applicable corporate law and Rule 16b-3 of the Exchange Act).

“Common Stock” means the common shares of the Company.

“Covered Employee” means an individual who is a covered employee of the Company within the meaning of Code Section 162(m)(3) and any successor thereto.

“Date of Grant” means the date of grant of an Award as set forth in the applicable Award Document.

“Disability” shall have the meaning ascribed to such term in the Company’s long-term disability plan. The Committee’s determination as to whether or not a Participant has incurred a Disability is final and conclusive and binding on all persons.

“Effective Date” means the date specified in Section 12.

“Eligible Individual” means an individual described in Section 5(a) who is eligible for an Award under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934 (United States), as amended from time to time, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations thereunder, the value of a Share on a particular date, determined as follows:

if the Common Stock is listed or admitted to trading on such date on the Toronto Stock Exchange, any national securities exchange, or quoted through the Nasdaq National Market System (“Nasdaq”), the greater of the closing sale price of a Share as reported on (i) the relevant composite transaction tape, (ii) the principal exchange (determined by trading value in the Common Stock), or (iii) through Nasdaq, as the case may be, on such date, or in the absence of reported sales on such date, the mean between the highest reported bid and lowest reported on such composite transaction tape or exchange or through the Nasdaq, as the case may be, on such date; or

if the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through Nasdaq, the mean between the highest reported bid and lowest reported asked prices as quoted through Nasdaq on such date; or

if the Common Stock is not listed or quoted on the Toronto Stock Exchange, any other national securities exchange or through Nasdaq or, if pursuant to (a) and (b) above the Fair Market Value is to be determined based upon the mean of the highest reported bid and lowest reported asked prices, provided however, that if the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

if the Common Stock is not publicly traded, such amount as is determined by the Committee in good faith.

In the event the particular date for which a determination of Fair Market Value is to be made is not a trading date, the next preceding trading date shall be used in applying the above definition.

“Good Reason” means (i) the breach of the terms of the Participant’s employment agreement by the Company or any successor thereto; (ii) the direct or indirect assignment to the Participant of any duties or reporting responsibilities, materially inconsistent with the services contemplated in the Participant’s employment agreement (excluding any isolated and inadvertent assignment that is remedied by the Participant’s employer within thirty (30) days after receipt of notice from the Participant); (iii) a reduction in the Participant’s compensation (excluding any reduction in compensation solely resulting from the performance measures of a Performance Award failing to be achieved or satisfied) or an unreimbursed reduction in benefits; (iv) any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the provisions of the Participant’s employment agreement in the same manner and to the same extent that the employer would be required to perform if no such succession had taken place; (v) the failure by the employer to continue to provide the Participant with benefits; (vi) the relocation of the Participant’s principal place of business to a location such that the Participant’s regular commute is substantially in excess of the Participant’s existing commute to the Participant’s then existing principal place of business.

“Insider” has the meaning ascribed to such term in Section 601 of The Toronto Stock Exchange Company Manual.

“Just Cause” means (i) a material breach by the Participant of the provisions of the Participant’s employment agreement, which breach shall not have been cured by the Participant within thirty (30) days following the written notice thereof by the Participant’s employer to the Participant, (ii) the commission of gross negligence by the

Participant in the course of the Participant’s employment, which commission has a material adverse effect on the Company, (iii) the commission by the Participant of a criminal act of fraud, theft or dishonesty causing material damages to the Company, (iv) the Participant’s conviction of (or plead of nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in material financial harm to or materially adversely affects the goodwill of the Company, or (v) such other act or omission that a court of competent jurisdiction declares in a written ruling to be a breach of the Participant’s responsibilities under the Participant’s employment agreement of such materiality as to justify a termination of the Participant’s employment by the Participant’s employer.

“Option” means a stock option granted under Section 6, which is not an “incentive stock option” within the meaning of Code Section 422.

“Outstanding Issue” means the issued and outstanding Common Stock.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Award” means a contingent right granted to an Eligible Individual under Section 9 of the Plan to receive cash or Shares upon the attainment of the performance goals or such other conditions for payment established by the Committee and set forth in the relevant Award Document.

“Performance Goals” means a target or targets of objective performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria: earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net or operating income; earnings per share; adjusted earnings per share; expense reductions; return on investment; combined net worth; debt to equity ratio; operating cash flow; return on total capital, equity, or assets; total shareholder return; economic value; loss ratios; margin improvements; organic growth (i.e., increases in same store sales); client retention; acquisition revenue; return on investment on acquisitions; and changes in the market price of the Common Stock. The criteria selected by the Committee may relate to the Company, one or more of its Subsidiaries or one or more of its business units, or any combination thereof. The Performance Goals so selected by the Committee may be based solely on the performance of the Company, its Subsidiary, or business units, or any combination thereof, or may be relative to the performance of one or more peer group companies, indices, or combination thereof. The formula for any Performance Award may include or exclude items, such as extraordinary gains or losses. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Each of the foregoing Performance Goals shall be subject to written certification by the Committee. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a Covered Employee upon attainment of a Performance Goal.

“Performance Period” means the period of one year or longer established by the Committee in connection with the grant of Performance Awards but not exceeding a period of five years.

“Restricted Period” means, with respect to any Restricted Share or Restricted Share Unit, the period of time determined by the Committee in accordance with the terms of the Plan during which such Restricted Share or Restricted Share Unit is subject to the restrictions set forth in the applicable Award Document.

“Restricted Share” means an Award of restricted shares of Common Stock that has not vested or remains subject to forfeiture, transfer or other restrictions in accordance with Section 7 and the applicable Award Document.

“Restricted Share Units” means an Award of restricted share units of Common Stock that has not vested or remains subject to forfeiture, transfer or other restrictions in accordance with Section 8 and the applicable Award Document.

“Retirement” means a Participant’s retirement at the age regarded by the Company or a Subsidiary as the normal retirement age for its employees in general, based upon the Company’s or the Subsidiary’s normal employment and related policies and practices.

“Shares” means the shares of Common Stock and any shares or other securities into which such Shares have been for whatever reason changed or which have for whatever reason been substituted for, or distributed (as a dividend or otherwise) upon, such Shares.

“Subsidiary” shall have the same meaning ascribed to such term in the Securities Act (Ontario).

“Termination of Employment” means a Participant’s termination of employment or service with the Company or a Subsidiary for any reason whatsoever (including, without limitation, an involuntary termination of the Participant’s employment by the Company or a Subsidiary) at a time when the Participant is not (and is not imminently about to be) an employee or a director of either the Company or any Subsidiary, provided that the date a Participant ceases to be an employee of the Company or a Subsidiary shall be the Participant’s last day of active employment and shall not include any period of statutory, contractual or reasonable notice or deemed employment.

(b)	Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the context indicates otherwise, references to sections are to sections of the Plan.
3.   Administration.

(a)	Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

(i)	to select Participants from the Eligible Individuals;

(ii)	to make Awards in accordance with the Plan;

(iii)	to determine the number of shares of Common Stock subject to each Award;

(iv)	to determine the terms and conditions of each Award, including, without limitation, those related to transferability, vesting, forfeiture and exercisability and the effect, if any, of a Participant’s Termination of Employment, and including the authority to adjust the terms of an Award to comply with the laws, regulations or rules of any applicable jurisdiction or stock exchange;

(v)	to determine the terms and conditions of any financial assistance provided to a Participant in accordance with the Plan;

(vi)	to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that either is not prejudicial to the rights of such Participant in such Award or has been consented to in writing by the Participant;

(vii)	to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(viii)	to construe and interpret any Award Document delivered under the Plan;

(ix)	to prescribe, amend and rescind rules and procedures relating to the Plan;

(x)	subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cease to constitute “qualified performance-based compensation within the meaning of section 1.162-27(e) of the Income Tax Regulations (United States);

(xi)	to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States and Canada;

(xii)	to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(xiii)	to make all other determinations (including, without limitation, factual and legal determinations) and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b)	Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)	Corporate Governance.

The administration of the Plan shall in all respects be subject to the Company’s Articles and By-laws, as may be amended from time to time, and all applicable laws, regulations and rules.

(d)	Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all interested persons. Every action, including an exercise of discretion by the Committee, is wholly without precedent value for any purpose.

4.	Common Stock Subject to the Plan.

(a)	Plan Limit. Subject to Section 11, the maximum aggregate number of shares of Common Stock that may be issued in connection with Awards granted under the Plan is 3,631,820 Shares (the “Plan Limit”), reduced by (i) any shares of Common Stock that have been issued under the Hub International Limited Equity Incentive Plan, as most recently amended and approved by the Corporation’s shareholders on May 6, 2003 (the “Prior Plan”), and (ii) any shares that are subject to outstanding awards under the Prior Plan that have not been forfeited or cancelled. Subject to compliance with applicable laws, regulations and rules of any applicable jurisdiction or stock exchange, Shares utilized in connection with the Plan may be purchased on the open market or otherwise acquired, newly issued, treasury shares or any combination thereof.

(b)	Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of Shares that remain available for issuance under the Plan, the following Shares shall be added back to the Plan Limit and again be available for Awards:

(i)	the number of Shares withheld from any Award under the Plan or any award under the Prior Plan to satisfy a Participant’s tax withholding obligations;

(ii)	the number of Shares underlying any Award under the Plan or any award under the Prior Plan that are surrendered and cancelled without being exercised; and

(iii)	the number of Shares underlying any Award under the Plan or any award under the Prior Plan that is settled in cash without delivery of the underlying Shares.

(c)	Individual Limitations on Awards. The following limits shall apply to Awards granted under the Plan:

(i)	No Eligible Individual shall be granted Options under the Plan for more than 100,000 Shares (subject to adjustment as provided in Section 11) in the aggregate in any calendar year.

(ii)	If a Performance Award is denominated in cash, no Eligible Individual may receive Performance Awards for a Performance Period that when paid will exceed, in the aggregate, the amount that is $3,000,000 multiplied by the number of years in the Performance Period. For purposes of this maximum limit, in the case of a Performance Award that is denominated in cash but paid in whole or in part in Shares, the number of Shares delivered in settlement of the Award shall be based on the Fair Market Value of the Shares on the last day of the Performance Period. This limit does not apply to any award of Options.

(iii)	If a Performance Award is denominated in Restricted Share Units or otherwise with reference to Shares, no Eligible Individual may receive Performance Awards for a Performance Period that when granted exceeds, in the aggregate, 65,000 Shares multiplied by the number of years in the Performance Period. For purposes of this maximum limit, in the case of a Performance Award that is denominated in Shares but paid in whole or in part in cash, the cash delivered in settlement of the Award shall be based on the Fair Market Value of the Shares on the last day of the Performance Period. This limit does not apply to any award of Options.

5.   Participation.
(a)  Eligible Individuals.

Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are directors, officers or other key employees of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries, as determined by the Committee.
(b)  Awards to Participants.

The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant.
6.   Stock Options.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem appropriate, not inconsistent with the terms of the Plan and applicable law, regulations and rules:

(a)	Award Document. The terms and conditions of each Option shall be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The vesting, forfeiture and other restrictions applicable to an Option (which will include, without limitation, restrictions on transferability) shall be determined by the Committee and shall be set forth in the applicable Award Document.

(b)	Form of Award. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of Shares during a specified time at an exercise price determined in accordance with Section 6(c) below. An Option shall become exercisable after or at the time such Option becomes vested as determined by the Committee. An Option shall be exercisable during such period(s) as shall be determined by the Committee and the Committee may, subject to regulatory approval, extend the term of an Option after the Date of Grant. An Option which is not exercised during its period of exercisability shall expire without any payment to the Participant.

(c)	Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be fixed by the Committee on the Date of Grant or, alternatively, shall be determined by a method specified by the Committee on the Date of Grant; provided, that such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(d)	Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid in cash, certified check or bank check or a combination thereof. The Committee may also establish procedures pursuant to which an Option may be exercised through a “cashless exercise” procedure involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy the minimum required withholding tax obligations related to the Option.

(e)	Unvested Options. The following provisions apply to the unvested portion of an Option held by a Participant except to the extent, if any, otherwise provided in the applicable Award Document:

(i)	upon a Participant ceasing to be an Eligible Individual for any reason other than death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, the unvested portion of the Option shall be forfeited and cancelled without any payment to such Participant and shall not be exercisable in whole or in part unless otherwise provided by the Committee, the Plan or the Award Document;

(ii)	upon a Participant ceasing to be an Eligible Individual by reason of death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, the unvested portion of an Option shall immediately vest in full.

Notwithstanding the foregoing, the Board may in any particular case, in its sole discretion and without precedent value, suspend or vary the operation of the foregoing provisions, based on such factors or criteria as the Committee may determine in its sole discretion (including, without limitation, accelerating the vesting of an Option, in whole or in part), but only in a manner that is not adverse to the Participant and complies with applicable laws, regulations and rules of any applicable jurisdiction or stock exchange.

(f)	Termination of Employment. Except to the extent, if any, otherwise provided in the applicable Award Document:

(i)	Upon a Participant’s death, Disability or Retirement, the Participant shall retain the right to exercise the vested portion of any Option held by such Participant for the remaining term of the Option.

(ii)	Upon a Participant’s Termination of Employment by reason of dismissal without Just Cause, resignation for Good Reason or a Change of Control, the Participant shall, if an employee of the Corporation or a Subsidiary retain the right to exercise the vested portion of any Option held by such Participant for three years following the Termination of Employment or if shorter, the remaining term of the Option.

(iii)	Upon a Participant’s Termination of Employment by reason of removal from the Board without Just Cause, resignation for Good Reason or a Change of Control, the Participant shall, if a director of the Corporation or a Subsidiary and not also an employee, retain the right to exercise the vested portion of any Option held by such Participant for one year following the Termination of Employment or if shorter, the remaining term of the Option.

(iv)	Upon a Participant’s Termination of Employment for any reason other than death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, the Participant shall retain the right to exercise the vested portion of any Option held by such Participant for ninety days following the Termination of Employment or if shorter, the remaining term of the Option.
(g)  Term of Option.

Each Option shall be effective for such term as shall be determined by the Committee and set forth in the applicable Award Document; provided, however, that the term of any Option, including extensions, shall not exceed 10 years from the Date of Grant.

(h)	Fractional Shares. No fractional Shares may be issued upon any exercise of an Option, and the Committee may determine the manner, if any, in which fractional share value shall be treated.

(i)	Repricing Prohibited. Except for adjustments resulting from a change in capitalization or other event described in Section 11(b), once granted, the exercise price of an Option may not be repriced.

7.	Restricted Shares. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem appropriate, not inconsistent with the terms of the Plan and applicable law, regulation and rules:

(a)	Award Document. The terms and provisions of each Restricted Share awarded under the Plan shall be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The vesting, forfeiture, and other restrictions applicable to a Restricted Share (which may include, without limitation, restrictions on transferability) shall be determined by the Committee and shall be set forth in the applicable Award Document.

(b)	Terms of Restricted Shares; Generally.

(i)	Subject to Section 7(b)(iii), Restricted Shares may be granted to any Eligible Individual by the Committee, in its sole discretion, and shall comply with the terms and conditions of the Plan and the applicable Award Document.

(ii)	Restricted Shares shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions and the Participant shall execute and deliver to the Company (1) an escrow agreement satisfactory to the Committee and (2) the appropriate blank stock powers with respect to the Restricted Shares covered by such agreements. If a Participant does not execute an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 7(d), the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote the Restricted Shares and to receive dividends. In the sole discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Shares may be either currently paid to the Participant or withheld by the Company for the Participant’s account and subject to such terms as determined by the Committee. Cash dividends or stock dividends may, in the sole discretion of the Committee, be subject to the same restrictions as the underlying Restricted Shares.

(iii)	Unless such Restricted Shares are acquired on the open market, Restricted Shares granted under the Plan shall not be issued until the consideration for the Restricted Shares is fully paid in money, property or past service that is not less in value than the fair equivalent of the money that the Company would have received if the Restricted Shares had been issued for money (as determined by the Board in its sole discretion).

(c)	Certificates. Upon the award of Restricted Shares, the Committee shall cause a share certificate (or appropriate electronic entry) registered in the name of the Participant to be issued and deposited together with the powers with an escrow agent designated by the Committee. The Committee shall cause the escrow agent to issue to a Participant a receipt evidencing any share certificate held by it registered in the name of such Participant.

(d)	Restrictions.

(i)	Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Document: (1) the Participant shall not be entitled to delivery of the share certificate; (2) the Shares shall be subject to the restrictions on transferability set forth in the Award Document; and (3) the Shares shall be subject to forfeiture to the extent provided in Section 7(f) and the applicable Award Document and, to the extent such Shares are forfeited, the share certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder shall terminate without further obligation on the part of the Company and all such Shares shall be cancelled.

(ii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(e)	Restricted Period. The duration of the Restricted Period and the other restrictions, if any, that shall be imposed upon the Restricted Shares shall be determined by the Committee at the time each grant of Restricted Shares is made and, at the discretion of the Committee, may be set forth in the applicable Award Document. The Committee may, in any particular case, in its sole discretion and without precedent value, reduce any Restricted Period or any other restrictions regarding the transferability or forfeiture of all or a portion of any Award.

(f)	Termination of Employment. Unless otherwise specified in the applicable Award Document:

(i)	upon a Participant ceasing to be an Eligible Individual by reason of death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, the Restricted Period applicable to any Restricted Shares granted to such Participant shall terminate; and

(ii)	upon a Participant ceasing to be an Eligible Individual for any reason other than death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, all of the Participant’s Restricted Shares shall be forfeited without any payment to such Participant.

Notwithstanding the foregoing, the Committee may, in any particular case, in its sole discretion and without precedent value, suspend or vary the operation of the foregoing provisions, upon such terms and to such extent as it may determine, but only in a manner that is not adverse to the Participant and complies with applicable laws, regulations and rules of any jurisdiction or stock exchange.

(g)	Delivery of Restricted Shares. Upon the expiration of the Restricted Period with respect to any Restricted Share, the restrictions set forth in Section 7(d) and the Award Document shall be of no further force or effect with respect to such Restricted Share, provided that the Restricted Share has not been forfeited. Upon such expiration, the Company shall deliver to the Participant, without charge, a share certificate evidencing the Restricted Shares which have not been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or share dividends credited to the Participant’s account with respect to such Restricted Share and the interest thereon, if any.

8.	Restricted Share Units. Restricted Share Units shall consist of a grant of units, each of which represents the right of the Participant to receive one Share, subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem appropriate, not inconsistent with the terms of the Plan and applicable law, regulations and rules:

(a)	Terms set forth in Award Document. The terms and provisions of each Restricted Share Unit awarded under the Plan shall be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The vesting, forfeiture and other restrictions applicable to a Restricted Share Unit (which may include, without limitation, restrictions on transferability) shall be determined by the Committee and shall be set forth in the applicable Award Document.

(b)	Accounts. Upon the grant of a Restricted Share Unit, the Board shall credit a Participant’s Account with the number of Restricted Share Units granted. If (and only if) expressly authorized in the applicable Award Document, in the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, a Participant’s Account will be credited with an additional number of Restricted Share Units (including fractions thereof) determined by dividing (i) the amount of cash, or the value (as determined by the Board) of any securities or other property, paid or distributed in respect of a Share by (ii) the Fair Market Value of a Share for the date of such payment or distribution, and multiplying the result of such division by (iii) the number of Restricted Share Units that were credited to a Participant’s Account immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock. Dividends credited to a Participant’s Account shall be subject to the same restrictions as the underlying Restricted Share Units.

(c)	Restrictions.

(i)	Restricted Share Units awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Document: (1) the Participant shall not be entitled to delivery of the share certificate and (2) the Restricted Share Units shall be subject to forfeiture to the extent provided in Section 8(d) and the applicable Award Document.

(ii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(d)	Restricted Period. The duration of the Restricted Period and the other restrictions, if any, that shall be imposed upon the Restricted Share Units shall be determined by the Committee at the time each grant of Restricted Share Units is made and shall be set forth in the applicable Award Document. The Committee may, in any particular case, in its sole discretion and without precedent value, reduce any Restricted Period or any other restrictions regarding the transferability or forfeiture of all or a portion of any Award.

(e)	Termination of Employment. Unless otherwise specified in the applicable Award Document:

(i)	upon a Participant ceasing to be an Eligible Individual by reason of death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, the Restricted Period applicable to any Restricted Share Units granted to such Participant shall terminate; and

(ii)	upon a Participant ceasing to be an Eligible Individual for any reason other than death, Disability, dismissal without Just Cause, resignation for Good Reason, a Change of Control or Retirement, all of the Participant’s Restricted Share Units shall be forfeited without any payment to such Participant.

Notwithstanding the foregoing, the Committee may, in any particular case, in its sole discretion and without precedent value, suspend or vary the operation of the foregoing provisions, upon such terms and to such extent as it may determine, but only in a manner that is not adverse to the Participant and complies with applicable laws, regulations and rules of any applicable jurisdiction or stock exchange.

(f)	Delivery of Shares. Upon the expiration of the Restricted Period with respect to any Restricted Share Unit, the restrictions set forth in Section 8(c) and the Award Document shall be of no further force or effect with respect to such Restricted Share Unit, provided that the Restricted Share Unit has not been forfeited. Upon such expiration, the Company shall deliver to the Participant a share certificate evidencing the Restricted Share Units in such Participant’s Account that have not been forfeited.

(h)	No Stockholder Rights. The crediting of Restricted Share Units to an Account shall not confer on the relevant Participant any rights as a stockholder of the Company.

9.	Performance Awards. Performance Awards may be granted by the Committee to Eligible Individuals under the Plan, subject to the following terms and conditions and such additional terms and conditions as the Committee shall deem appropriate, not inconsistent with the terms of the Plan and applicable law, regulations and rules. A Performance Award for a Performance Period of one fiscal year may also be called an “Annual Incentive Award.” Grants of Performance Awards may be made for Performance Periods that overlap or run concurrently; provided however, that if two or more Performance Periods commence on the same date and run concurrently for the same term of years, all Performance Awards granted to a Participant for such Performance Periods shall be treated as having been granted for a single Performance Period for purposes of the limitations set forth in Section 4(c).

(a)	Award Document. The terms and conditions of each Performance Award shall be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The vesting, forfeiture and other restrictions applicable to a Performance Award shall, subject to the terms of the Plan, be determined by the Committee and shall be set forth in the applicable Award Documents.

(b)	Form of Performance Awards. A Performance Award may be denominated as (i) units payable in cash or Shares, (ii) a percentage of the Eligible Individual’s base compensation, (iii) a cash amount or amounts, or (iv) a number of Shares. A Performance Award may be denominated as one or more Restricted Share Units, in which case the terms and conditions of such Restricted Share Unit(s) shall be governed by this Section 9 and not by Section 8.

(c)	Generally. A Performance Award shall represent a contingent right to payment of the cash and/or Shares specified in the Award Document, subject to the achievement or satisfaction of one or more performance conditions established by the Committee for a Performance Period. The Committee may also condition Performance Award payments upon the continued service of the Participant. The terms and conditions of Performance Awards granted for the same Performance Period (including any applicable performance conditions) need not be the same with respect to each recipient. The performance conditions shall consist of one or more business criteria as specified by the Committee for a Performance Period and may consist of Company-wide, Subsidiary, divisional or operating unit performance criteria, or any combination thereof, as the Committee deems appropriate. A Performance Award may provide for different amounts of payment that vary depending upon the levels of achievement or satisfaction of the performance conditions.

(d)	Settlement of the Performance Award. Following the close of the Performance Period for a Performance Award, the Committee shall determine and certify in writing the extent to which the performance conditions for the Award have been achieved or satisfied, and shall determine the number of amount of units, cash or Shares granted to the Performance Award recipient which shall have been earned. Except in the case of Performance Awards to Covered Employees, the Committee shall have the discretion to increase or decrease the amount payable to an Eligible Individual under a Performance Award above or below the calculated amount of the Performance Award, to take into consideration the Eligible Individual’s own performance. Upon determining the final amount payable under the Performance Award, the Committee shall then cause to be delivered to the participant (A) the number Shares determined by the Committee to have been earned, or (B) the cash determined by the Committee to have been earned, or (C) a combination of cash and/or Shares, with the form of payment as provided in the applicable Award Document.

(e)	Awards to Covered Employees. Whenever a Performance Award is intended by the Committee to qualify as “performance-based compensation” under Code Section 162(m) with respect to an Eligible Individual who is or likely to become a “Covered Employee,” the following additional terms and conditions shall apply to a Performance Award:

(i)	The performance measures that apply to the Performance Award shall consist of one or more Performance Goals set forth in the Award Document.

(ii)	The terms and conditions of the Performance Award, including the Performance Goals, the objective, specific levels of achievement that are required for payment, and the amounts payable to an Eligible Individual under the specified achievement levels, shall be established in writing by the Committee no later than 90 days following the commencement of the Performance Period.

(iii)	The Committee may decrease, but shall have no discretion to increase the amount payable to a Covered Employee under a Performance Award above the maximum amount payable under the Award for the level of Performance Goals actually achieved.

(f)	Termination of Employment.

(i)	Upon a Participant ceasing to be an Eligible Individual for any reason other than death, Disability, dismissal without Just Cause, a Change in Control or, in the case of an Eligible Individual who is not a Covered Employee, Retirement or resignation for Good Reason prior to the completion of the Performance Period and if applicable, any additional vesting period, the Participant’s Performance Awards shall be forfeited and cancelled without any payment to such Participant.

(ii)	Upon a Participant ceasing to be an Eligible Individual by reason of death, Disability, or dismissal without Just Cause prior to the completion of the Performance Period and if applicable, any additional vesting period, the Participant shall be eligible for an accelerated and prorated payment of his or her Performance Award if and to the extent provided in the Award Document; otherwise the Participant’s Performance Awards shall be forfeited and cancelled without any payment to such Participant.

(iii)	Except in the case of a Covered Employee, upon a Participant ceasing to be an Eligible Individual by reason of Retirement or for Good Reason prior to the completion of the Performance Period and if applicable, any additional vesting period, the Participant shall be eligible for an accelerated and prorated payment of his or her Performance Award if and to the extent provided in the Award Document; otherwise the Participant’s Performance Award shall be forfeited and cancelled without any payment to such Participant.

(iv)	In the event of a Change of Control, the target number of Shares or target cash amount for the Performance Award for a Participant shall automatically vest and become nonforfeitable, the Performance Period shall be deemed to have ended as of the date of the Change in Control, and the Participant shall be entitled to payment. In the event that the Performance Period is shortened due to a Change in Control, the amount of the Performance Award deemed earned by the Participant shall be prorated by multiplying the target by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months of the original Performance Period.

(g)	No Stockholder Rights. The crediting of Performance Awards to an Account shall not confer on the relevant Participant any rights as a stockholder of the Company.

10.	General Provisions.

(a)	Non-Transferability of Award. No Award or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that the Committee may, in its sole discretion and subject to such terms and conditions as it shall specify, permit the transfer by a Participant of an Option for no consideration to the Participant’s family members or to one or more personal holding companies which are controlled or wholly-owned by the Participant, provided such Shares underlying an Option are owned directly or indirectly by the Participant, his or her spouse, minor children or minor grandchildren, and/or family trusts wholly-owned (directly or indirectly) by the Participant or his or her immediate family (collectively, “Transferees”) Any Options transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution.

(b)	Rights with Respect to Shares. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares, and except as herein otherwise provided, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares. The Company shall not be entitled to exercise any voting rights in respect of the Shares held by it unless the Company has both sought and obtained instructions from a Participant, in which case the Company shall exercise the voting rights in respect of the Shares which are or may be transferable to such Participant upon the exercise of such Participant’s Options in accordance with the instructions of such Participant (provided that, for greater certainty, nothing herein shall obligate the Company to seek instructions from any or all of the Participants). Except as the following may be varied by action taken under Section 10, the Company shall be entitled (to the exclusion of any Participant) to all dividends and other distributions in respect of the Shares held by it at all times prior to the transfer of such Shares to a Participant upon the exercise of an Option.

(c)	No Right to Continued Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Eligible Individual any right to continued employment or service with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Individual any time, with or without cause. Each Participant, by accepting an Award, agrees with the Company and its Subsidiaries that he or she will not be entitled to any damages, payment or claim with respect to or as a result of any forfeiture of the Award that occurs as a result of the termination of the Participant’s employment or service with the Company or any Subsidiary, regardless of the reason for or circumstances of such termination, or whether such termination was or was not wrongful and of whether or not the period of notice of termination given to the Participant was sufficient.

(d)	Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(e)	Wage and Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award or any compensation or other payment to a Participant amounts of withholding and other taxes with respect to the payment of any federal, state, provincial or local taxes of any kind required by law to be withheld in connection with any Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of the minimum required withholding obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s minimum required tax withholding obligations, either on a mandatory or elective basis in the sole discretion of the Committee.

(f)	Compliance with Laws. An Award may not be exercised, and no Shares may be issued in connection with an Award, unless and until the Company has determined that (i) the Company and the Participant have taken all actions under the securities laws of both the United States and Canada, including any applicable requirements of any stock exchange on which the Common Stock is listed, (ii) the consideration for the Shares is fully paid in money, property or past service that is not less in value than the fair equivalent of the money that the Company would have received if the Shares had been issued for money (as determined by the Board in its sole discretion), and (iii) the issuance of such Shares complies with any other applicable laws.

(g)	Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Shares or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

(h)	Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(i)	Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

(j)	Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.

(k)	Liability and Indemnification.

(i)	Neither the Company nor any Subsidiary shall be responsible in any way for any action or omission of the Committee or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Company, any Subsidiary nor the Committee shall be responsible for any act or omission of any of their agents, or with respect to reliance upon the advice of their counsel, provided that the Company, the appropriate Subsidiary or the Committee, as the case may be, relied in good faith upon the action of such agent or the advice of such counsel.

(ii)	Neither the Company, any Subsidiary, the Committee, nor any agent, employee, officer, director, stockholder or member of any of them, nor any other person shall have any liability or responsibility to any Participant or otherwise with respect to the Plan, except with respect to fraud, bad faith or willful misconduct on their part or as otherwise expressly provided herein.

(1)	Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan or any of its provisions.

(m)	Notices. Each notice relating to the Plan shall be in writing and delivered by recognized overnight courier or certified mail to the proper address or, optionally, to any individual personally. Except as otherwise provided in any Award Document, all notices to the Company or the Committee shall be addressed to it do the Company at its registered office, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons which are not delivered personally to an individual shall be addressed to such person at the last address for such person maintained in the records of the Committee or the Company.

(n)	Financial Assistance. The Committee shall determine, in its sole discretion, the terms and conditions of any financial assistance that shall be provided by the Company to a Participant in order to permit such Participant to exercise an Option or to purchase Shares under the Plan; provided, however that such financial assistance shall not extend beyond the term of the Option or the right to purchase Shares in respect of which the financial assistance is being provided. The terms and conditions on which financial assistance may be provided to a Participant, including any security for such financial assistance and whether the Company shall have any recourse against such Participant for the outstanding balance of the financial assistance after realization on such security, shall be set forth in the Award Document.

11.	Recapitalization or Reorganization.

(a)	Authority of the Company and Shareholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the Shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any dividend or other distribution, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)	Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, if there is any change in the outstanding Shares by reason of a stock dividend or split, a recapitalization, or a consolidation, combination or exchange of shares, or if there is any other change (including, possibly, an extraordinary dividend) which the Committee in its sole discretion determines is a sufficiently fundamental change to warrant the action hereinafter described, the Committee shall make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, an appropriate substitution or adjustment in (i) the number and kind of shares authorized for Awards under the Plan, (ii) the number and kind of shares that remain available for grant under the Plan, (iii) the number and kind of shares subject to outstanding Awards granted under the Plan, (iv) the exercise price of outstanding Options, and (v) the limits described in Section 4(c); provided, however, that no substitution or adjustment shall obligate the Company to transfer fractional Shares. In the event of the reorganization or the amalgamation, merger or consolidation of the Company with another corporation, the Committee may make such provision for the protection of the rights of Eligible Individuals and Participants as the Committee in its discretion deems appropriate. The determination of the Committee, as to any such substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.

12.	Effective Date. The Plan shall become effective on the date it is approved by the Board, subject, however, to the subsequent approval of the Plan by an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the next following stockholders meeting. If the Plan is not approved by the stockholders at the Company’s next meeting of the stockholders that follows the Board’s approval of the Plan, the Plan and all interests in the Plan awarded to Participants shall be void ab initio and of no further force and effect.

13.	Amendment, Suspension and Termination.

(a)	Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification which (i) increases the Plan Limit or (ii) otherwise must be approved by stockholders pursuant to applicable rules of an exchange or any requirements or any requirements of the Code and the regulations promulgated thereunder, shall be effective without stockholder approval.

(b)	Except as otherwise expressly provided herein, no amendment, modification, suspension or termination of the Plan shall alter the rights of any Participant existing at such time with respect to an Award, except with the express written consent of such Participant.

(c)	Unless terminated earlier by the Board or the Committee pursuant to Section 13(a), no Awards may be granted under the Plan on or after the date that is the tenth anniversary of the Plan’s Effective Date.

(d)	If the Plan is terminated, the provisions of the Plan, and any administrative guidelines, regulations and other rules adopted by the Committee with respect to the Plan which are in force at the time of such termination, will continue in effect in respect of any Awards which are outstanding at such time and any rights pursuant to any such Awards. However, notwithstanding the termination of the Plan, the Committee may make any amendments to the Plan or the Awards which it would have been entitled to make if the Plan were still in effect. With the consent of any applicable regulatory authorities, as may be required, the Committee may, in its sole discretion and without precedent value, amend or modify any particular outstanding Award(s) or, in circumstances which the Committee deems appropriate (such a circumstance may, for instance, be a change of control of the Company), all outstanding Awards, so as to:

(i)	accelerate the Award’s vesting or exercisability;

(ii)	reduce any restrictions on the transferability, vesting or exercisability of the Award; or

(iii)	if the Company ceases to be subject to the terms of the Exchange Act or there is a contemplated transaction which would result in the Company ceasing to be subject to the terms of the Exchange Act, abbreviate the exercise period of all outstanding Awards; upon not less than 30 days’ notice to all affected Participants and upon such terms (including the possible reinstatement of Awards) as the Committee determines.

Provided, however, that the Committee’s retention of discretion, shall, in the case of Performance Awards to Covered Employees, be deemed limited to the extent necessary for the Performance Awards to continue to qualify for the “qualified performance-based compensation” within the meaning of section 1.162-27(e) of the Income Tax Regulations (United States).

14.	Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the province of Ontario applicable to contracts to be performed entirely within such province and without giving effect to principles of conflicts of laws.

15.	Code Section 409A. It is not intended that any Awards granted or paid hereunder constitute “deferred compensation” subject to the election and distribution requirements of Code section 409A. All Awards that are not subject to taxation under Code section 83 shall be paid no later than the date that is 2 1/2 months following the close of the calendar year in which the Award vests. The Company reserves the right to make conforming amendments to the Plan and to any outstanding Award Document that is consistent with this intent.

16.	Company’s Right to Refuse Payment or Offset. If the Committee determines in good faith that a Participant is in material breach of a covenant or other agreement of the Participant not to engage in competition with the Company or any Subsidiary during or following the Participant’s employment with the Company or any Subsidiary, notwithstanding any provision of the Plan or of any Award Document to the contrary, and notwithstanding any additional rights against the Participant for such breach that the Company and its Subsidiaries may have, the Company may refuse to make payment or delivery of any cash or Shares that may be payable or deliverable to the Participant with respect to any Award that has not yet been paid or delivered. The Company may also offset any Participant’s Award payment or payments against amounts owed by the Participant to the Company or any Subsidiary.

17.	Application of Code Section 162(m). It is intended that payments under the Options and Performance Awards provisions of the Plan to recipients who are Covered Employees constitute “qualified performance-based compensation” within the meaning of section 1.162-27(e) of the Income Tax Regulations (United States). To the maximum extent possible, the Plan and the terms of any Option and Performance Award shall be so interpreted and construed.

APPENDIX C
HUB INTERNATIONAL LIMITED
Audit Committee Charter

I.	PURPOSE
The purpose of the Audit Committee is to assist the board of directors (the “Board”) of Hub International Limited (“Hub”) in overseeing Hub’s financial reporting process and audits of the financial statements of Hub, in addition to preparing the report that SEC rules require to be included in Hub’s annual proxy statement.
The Audit Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of Hub’s financial statements and related disclosure, (2) Hub’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of Hub’s Internal Audit Department and independent auditor.
The Audit Committee’s responsibility is one of oversight. It is the responsibility of Hub’s management to prepare consolidated financial statements in accordance with applicable laws and regulations and of Hub’s independent auditor to audit those financial statements. Therefore, each member of the Audit Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside Hub from whom he or she receives information, and the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

II.	COMPOSITION

1.	Members. The Audit Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Audit Committee shall be appointed annually by the Board.

2.	Qualifications. Each member of the Audit Committee shall meet all applicable independence, financial literacy and other requirements of law and the New York Stock Exchange.

3.	Chair. The Chair of the Audit Committee shall be appointed by the Board.

4.	Removal and Replacement. The members of the Audit Committee may be removed or replaced, and any vacancies on the Audit Committee shall be filled, by the Board.

III.	MEETINGS
Subject to Hub’s by-laws and resolutions, the Chair of the Audit Committee, in consultation with the Audit Committee members, shall determine the schedule and frequency of the Audit Committee meetings, provided that the Audit Committee shall meet at least four times per year. The Audit Committee shall meet separately, periodically, with management, the internal audit group (or sub-independent auditor, if an outside party is retained to perform such function) and the independent auditor.

IV.	AUTHORITY AND RESPONSIBILITIES
The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions.
Independent Auditor’s Qualifications and Independence

1.	The Audit Committee shall be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditor employed by Hub to audit its financial statements, subject to any requirement that Hub’s shareholders ratify such appointment, retention, compensation and oversight at each annual general meeting.

2.	The Audit Committee shall have the sole authority to pre-approve any non-audit services to be provided by the independent auditor and shall consider whether the provision of such services is compatible with maintaining the independence of the independent auditor. The Audit Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

3.	The Audit Committee shall obtain and review with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Audit Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor; any steps taken to deal with these issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and Hub.

4.	The Audit Committee shall ensure the rotation of the lead audit partner, and other members of the engagement team, as required by law. In addition, the Audit Committee shall consider whether there should be regular rotation of the audit firm in order to ensure continuing auditor independence.

5.	The Audit Committee shall review the experience, qualifications and performance of the lead audit partner.

6.	The Audit Committee shall pre-approve the hiring of any employee or former employee of the independent auditor who participated in any capacity in the audit of Hub. In addition, the Audit Committee shall set clear policies for the hiring of any employee or former employee of the independent auditor for senior positions within Hub, regardless of whether that person was a member of Hub’s audit team to ensure compliance with applicable regulations.
Financial Statements and Related Disclosure

7.	The Audit Committee shall review the annual financial statements and quarterly financial statements with management and the independent auditor, including Hub’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before the filing of each of Hub’s annual reports on Form 10-K and quarterly reports on Form 10-Q. In discharging its responsibilities with respect to Hub’s annual audited financial statements, the Audit Committee shall:

i.	review and discuss the audited financial statements with management and the independent auditors;

ii.	discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61 and Canadian Institute of Chartered Accountants’ (CICA) Handbook Sections 5751 “Communications with Those Having Oversight Responsibility for the Financial Reporting Process”;

iii.	review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and CICA Handbook Section 5751 and, where appropriate, recommend that the Board take appropriate action in response to the disclosures to satisfy itself of the independence of Hub’s independent auditors; and

iv.	based upon the reviews and discussions, issue its report for inclusion in Hub’s proxy statement.

8.	Prior to the dissemination of Hub’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, management shall discuss such financial information and earnings guidance with the Audit Committee. Such discussion may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made).

9.	The Audit Committee shall review and discuss quarterly reports from the independent auditor regarding: (a) all critical accounting policies and practices to be used by Hub in preparing its financial statements; (b) all alternative accounting treatments under Canadian and U.S. GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Audit Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

10.	The Audit Committee shall review with management, and any outside professionals, as the Audit Committee considers appropriate, including but not limited to independent legal counsel, the effectiveness of Hub’s disclosure controls and procedures.

11.	The Audit Committee shall review with management, and any outside professionals as the Audit Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on Hub’s financial statements.

12.	The Audit Committee shall prepare any report required by the Securities and Exchange Commission to be included in Hub’s annual proxy statement.

Performance of the Internal Audit Department and Independent Auditors

13.	The Audit Committee shall meet with the independent auditor to discuss the scope, planning and staffing of the proposed audit for the current year. The Audit Committee shall also review the organization, responsibilities, work plans, budget, staffing and results of the internal audit function. In addition, management shall consult with the Audit Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

14.	The Audit Committee shall review with management, the head of the internal audit group and the independent auditor the quality, adequacy and effectiveness of Hub’s accounting practices and internal controls and any significant deficiencies or material weaknesses in internal controls. This review should include a discussion of the responsibilities, budget and staffing of Hub’s internal audit group.

15.	The Audit Committee shall review Hub’s policies with respect to risk assessment and risk management.
Compliance with Legal and Regulatory Requirements

16.	The Audit Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

17.	The Audit Committee shall review with management, the independent auditor and any internal or external counsel as the Audit Committee considers appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues concerning Hub’s financial statements or accounting policies.

18.	The Audit Committee shall review with Hub’s general counsel (a) the adequacy and effectiveness of Hub’s procedures to ensure compliance with its legal and regulatory responsibilities and (b) any legal matters that may have a material impact on Hub’s financial statements or compliance policies.

19.	The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by Hub regarding accounting, internal accounting controls, auditing matters or potential violations of law and (b) confidential, anonymous submission by employees of Hub of concerns regarding questionable accounting or auditing matters or potential violations of law.

20.	The Audit Committee shall obtain reports from management, the Internal Audit Department and the independent auditor regarding compliance with all applicable legal and regulatory requirements, including the Foreign Corrupt Practices Act and Hub’s Code(s) of Ethics.

Reporting and Miscellaneous

21.	The Audit Committee shall report to the Board of Directors at least quarterly its conclusions with respect to the matters that the Audit Committee has considered;

22.	The Audit Committee shall conduct an annual performance self-evaluation and shall report to the Board of Directors the results of the self-evaluation. The Audit Committee shall review and reassess the adequacy of this Charter annually and submit any revisions to this Charter that are deemed necessary to the Board of Directors for approval;

23.	The Audit Committee shall have such other responsibilities and undertake and perform such other tasks, if any, as may be required of the independent Audit Committee of a corporation that is listed on the New York Stock Exchange or the Toronto Stock Exchange, or in accordance applicable Canadian and U.S. securities laws; and

24.	Hub will provide the funding the Audit Committee determines is necessary to (i) compensate the independent auditor for the purpose of preparing or issuing an audit report or related work, (ii) compensate any advisors the Audit Committee determines to retain, and (iii) pay for any ordinary administrative expenses that are necessary and appropriate for the Audit Committee to carry out its duties.
The foregoing list of duties is not exhaustive, and the Audit Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Audit Committee shall have the power to delegate its authority and duties to subcommittees of the Audit Committee or individual members of the Audit Committee as it deems appropriate. In discharging its oversight role, the Audit Committee shall have full access to all of Hub’s books, records, facilities and personnel. The Audit Committee may retain counsel, auditors or other advisors, in its sole discretion.

HUB INTERNATIONAL LIMITED
PROXY
Common Shares
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS IN 2005
                The undersigned shareholder of Hub International Limited (the “Corporation”) hereby appoints Martin P. Hughes, Chairman and Chief Executive Officer, or failing him, W. Kirk James, Vice President, Secretary and Chief Corporate Development Officer, both being directors and/or officers of the Corporation, or instead of any of the foregoing

 , as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Corporation to be held at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605 on May 11, 2005 at 10:00 a.m., Central time, and at all adjournments thereof, upon the matters listed below, which are detailed in the accompanying Proxy Circular and Statement, and on such other matters as may properly come before the Meeting. In lieu of sending this proxy by mail, voting instructions may also be conveyed by facsimile at 416-368-2502, toll free telephone number at 1-866-271-1207 or Internet at www.eproxyvoting.com/hub up to 24 hours (excluding Saturdays and holidays) before the date of the Meeting.

The Board of Directors recommends a vote FOR Items (1), (2), and (3) below.
(1)  Election of Directors for the ensuing year

The following nominees are proposed as directors: Martin P. Hughes, Richard A. Gulliver, Bruce D. Guthart, Anthony F. Griffiths, Paul Murray, Bradley P. Martin, Frank S. Wilkinson, Stuart B. Ross, Edward W. Lyman, Jr. and James W. McElvany

VOTE FOR ☐ all nominees.	WITHHOLD VOTE ☐ from all nominees.
(2)  Appointment of PricewaterhouseCoopers LLP as auditors of the Corporation and authorization for the Audit Committee of our Board of Directors to fix the compensation to be paid to the auditors.

VOTE FOR ☐	WITHHOLD VOTE ☐
(3)  Approval and adoption of the 2005 Equity Incentive Plan

VOTE FOR ☐	AGAINST ☐	WITHHOLD VOTE ☐
Where no choice is specified, and a shareholder has not appointed a proxyholder other than the two persons named on this form of proxy, the proxy will be voted FOR Items (1), (2) and (3).

------------------------------------------------------ , 2005 Date	Signature of Shareholder
Name of Shareholder (Please print clearly)

NOTES:

(1)	A shareholder has the right to appoint a person to represent him or her at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

(2)	To be valid, this proxy must be signed and deposited with CIBC Mellon Trust Company at Proxy Department, 200 Queen’s Quay East, Unit 6, Toronto, Ontario, M5A 4K9, or by facsimile to 416-368- 2502, toll free telephone number at 1-866-271-1207 or Internet at www.eproxyvoting.com/hub not later than 10:00 a.m., Central time, on May 10, 2005, or, if the Meeting is adjourned, 24 hours (excluding Saturdays and holidays) before any adjourned meeting. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed.

(3)	If an individual, please sign exactly as your shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy. In many cases, shares beneficially owned by a holder (a “non-registered holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non- registered holders should, in particular, review the section entitled “VOTING OF PROXIES” in the accompanying Proxy Circular and Statement and carefully follow the instructions of their intermediaries. All registered holders of shares should refer to the accompanying Proxy Circular and Statement for further information regarding completion and use of this proxy and other information pertaining to the Meeting.
CONTROL NUMBER

March 30, 2005
Dear Shareholder:
     You are cordially invited to attend the Annual and Special Meeting of Shareholders of Hub International Limited to be held on Wednesday, May 11, 2005 at 10:00 a.m., Central time, at The Harold Washington Library Center, 400 South State Street, Chicago, IL 60605.
     Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual and Special Meeting and Proxy Circular and Statement dated March 29, 2005 and first being mailed to shareholders on or about April 6, 2005.
     We hope that you are planning to attend the meeting personally. Whether or not you are able to attend, it is important that your common shares are represented at the meeting. Accordingly, you may vote the common shares you own in any one of the following ways:

1. VOTE BY MAIL OR FAX:	Complete, sign and return the accompanying proxy in the enclosed postage-paid envelope or by facsimile at 1-416-368-2502;

2. VOTE BY PHONE:	1-866-271-1207. Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call; or

3. VOTE BY INTERNET:	http://www.eproxyvoting.com/hub. Use the Internet to vote your proxy. Have your proxy in hand when you access the web site.
     Your proxy must be received no later than 24 hours (excluding Saturdays and holidays) prior to the time fixed for holding the Meeting (by 10:00 a.m. Central time on May 10, 2005) or any adjournment thereof.
You can view the Annual Report and Proxy Circular and Statement on our web site at
www.hubinternational.com
     Regardless of the number of common shares you own, your vote is important! Thank you for your continued interest in our company.

Sincerely,

Martin P. Hughes
Chairman and Chief Executive Officer